      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 8, 1996
                                                   REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                  ENVIRONMENTAL PURIFICATION INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                          7399                  34-1824770
 (State or Other Jurisdiction         (Primary Standard         (I.R.S. Employer
              of                          Industrial             Identification
Incorporation or Organization)       Classification Code            Number)
                                           Number)

                               810 CHICAGO STREET
                               TOLEDO, OHIO 43611
                                 (419) 729-0495
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                             JOSEPH KLOBUCHAR, JR.
                               810 CHICAGO STREET
                               TOLEDO, OHIO 43611
                                 (419) 729-0495
               (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent For Service)

                         ------------------------------

                                   COPIES TO:

        Lawrence M. Bell, Esq.                   Felice F. Mischel, Esq.
        Ross H. Pollock, Esq.                     Joshua B. Gillon, Esq.
Benesch, Friedlander, Coplan & Aronoff    Schneck Weltman Hashmall & Mischel LLP
                P.L.L.
       2300 BP America Building                1285 Avenue of the Americas
          200 Public Square                      New York, New York 10019
        Cleveland, Ohio 44114

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT
                         ------------------------------

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                  PROPOSED MAXIMUM   PROPOSED MAXIMUM
                                                                                 OFFERING PRICE PER      AGGREGATE
                    TITLE OF EACH CLASS OF                       AMOUNT TO BE         SHARE OR           OFFERING
                 SECURITIES TO BE REGISTERED                      REGISTERED        WARRANT (1)          PRICE (1)
Shares of Common Stock, par value $.01 per share ("Common
 Stock") (2)                                                          1,380,000               $5.50      $7,590,000.00
Redeemable Warrants to purchase Common Stock ("Warrants") (3)         1,380,000                $.10        $138,000.00
Underwriter's Warrant to purchase Common Stock and Warrants                   1              $10.00             $10.00
Shares of Common Stock underlying Warrants (4)                        1,380,000               $4.50      $6,210,000.00
Shares of Common Stock underlying Underwriter's Warrant (4)             120,000               $6.60        $792,000.00
Warrants underlying Underwriter's Warrant                               120,000                $.12         $14,400.00
Shares of Common Stock underlying Warrants issuable upon
 exercise of Underwriter's Warrant (4)                                  120,000               $4.50        $540,000.00
Total                                                                                                   $15,284,410.00

                    TITLE OF EACH CLASS OF                          AMOUNT OF
                 SECURITIES TO BE REGISTERED                     REGISTRATION FEE
Shares of Common Stock, par value $.01 per share ("Common
 Stock") (2)                                                             $2,617.24
Redeemable Warrants to purchase Common Stock ("Warrants") (3)               $47.59
Underwriter's Warrant to purchase Common Stock and Warrants                     $0
Shares of Common Stock underlying Warrants (4)                           $2,141.38
Shares of Common Stock underlying Underwriter's Warrant (4)                $273.10
Warrants underlying Underwriter's Warrant                                    $4.97
Shares of Common Stock underlying Warrants issuable upon
 exercise of Underwriter's Warrant (4)                                     $186.21
Total                                                                    $5,270.49

(1) Estimated solely for the purpose of determining the registration fee.
(2) Includes 180,000 shares of Common Stock which may be purchased by the Underwriter to cover overallotments.
(3) Includes 180,000 Warrants which may be purchased by the Underwriter to cover overallotments.
(4) Pursuant to Rule 416 there are also being registered such additional shares of Common Stock as may be required for issuance pursuant to the antidilution provisions of the Warrants.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

             CROSS-REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS,
                    FILED AS PART OF REGISTRATION STATEMENT,
                      OF INFORMATION REQUIRED BY FORM S-1

ITEM NUMBER
IN FORM S-1               ITEM CAPTION IN FORM S-1                            LOCATION IN PROSPECTUS
- ------------  -------------------------------------------------  -------------------------------------------------
       1.     Forepart of the Registration Statement and
               Outside Front Cover Page of Prospectus..........  Front Cover Page
       2.     Inside Front and Outside Back Cover Pages of
               Prospectus......................................  Inside Front Cover Page; Outside Back Cover Page
       3.     Summary Information, Risk Factors and Ratio of
               Earnings to Fixed Charges.......................  Prospectus Summary; Risk Factors
       4.     Use of Proceeds..................................  Use of Proceeds
       5.     Determination of Offering Price..................  Front Cover Page; Risk Factors; Underwriting
       6.     Dilution.........................................  Dilution
       7.     Selling Security Holders.........................  Inapplicable
       8.     Plan of Distribution.............................  Front Cover Page; Underwriting
       9.     Description of Securities to be Registered.......  Dividend Policy; Description of Securities
      10.     Interests of Named Experts and Counsel...........  Inapplicable
      11.     Information With Respect to the
               Registrant......................................  Front Cover Page; Prospectus Summary; Use of
                                                                  Proceeds; Dividend Policy; Capitalization;
                                                                  Selected Combined Financial Data; Management's
                                                                  Discussion and Analysis of Financial Condition
                                                                  and Results of Operations; Business; Management;
                                                                  Principal Stockholders; Relationships Between
                                                                  the Company and Meridian; Description of
                                                                  Securities; Index to Financial Statements
      12.     Disclosure of Commission Position on
               Indemnification for Securities Act
               Liabilities.....................................  Inapplicable

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   PRELIMINARY PROSPECTUS DATED JULY 8, 1996
                             SUBJECT TO COMPLETION

                  ENVIRONMENTAL PURIFICATION INDUSTRIES, INC.

                      1,200,000 SHARES OF COMMON STOCK AND
              1,200,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

    This Prospectus relates to an offering ("Offering") by Environmental Purification Industries, Inc. (the "Company") of 1,200,000 shares of Common Stock, $.01 par value ("Common Stock"), and 1,200,000 redeemable Common Stock purchase warrants ("Warrants"), through Rickel & Associates, Inc. (the "Underwriter"). The shares of Common Stock and the Warrants may be purchased separately and will be transferable separately after issuance.

    Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at an exercise price of $4.50 per share, subject to adjustment in certain events, at any time on or before the third anniversary of the date of this Prospectus. The Warrants are subject to redemption by the Company at $.10 per Warrant at any time commencing 12 months after the date of this Prospectus (or earlier with the Underwriter's prior written consent) on at least 30 days prior written notice to the holders of the Warrants, provided the average closing sale price (or, if none, the average of the closing bid and asked quotations) of the Common Stock as reported on The Nasdaq Stock Market or a national securities exchange has been at least 150% of the then current exercise price of the Warrants (initially $6.75 per share) on any 20 trading days in any 30 trading day period ending not more than 20 days prior to the date on which the Company gives notice of redemption. The Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption. See "Description of Securities -- Warrants."

    Prior to this Offering, there has been no public market for the Common Stock or the Warrants, and there can be no assurance that any such market for the Common Stock or the Warrants will develop after the completion of this Offering, or that, if developed, it will be sustained. It is anticipated that the initial public offering price per share of the Common Stock will be $5.50 per share and that the initial public offering price of the Warrants will be $.10 per Warrant.

    The offering price of the Common Stock and the Warrants and the initial exercise price and other terms of the Warrants were established by negotiation between the Company and the Underwriter and do not necessarily bear any direct relationship to the Company's assets, earnings, book value per share or other generally accepted criteria of value. See "Underwriting." The Company has applied for quotation of the Common Stock and the Warrants on The Nasdaq
SmallCap Market ("Nasdaq") under the trading symbols "        " and "         ,"
respectively.  Application has also been  made to list the  Common Stock and the
Warrants on the Boston Stock Exchange under the trading symbols  "        "  and
"          ," respectively. Prior to this  Offering, all of the Company's Common
Stock has been owned by Meridian National Corporation ("Meridian"). See "Principal Stockholders" and "Relationships Between the Company and Meridian."

FOR A DESCRIPTION OF CERTAIN RISKS REGARDING AN INVESTMENT IN THE COMPANY AND IMMEDIATE SUBSTANTIAL DILUTION, SEE "RISK FACTORS" (PAGE 7) AND "DILUTION" (PAGE
17).
                             ---------------------
THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
  EXCHANGE  COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION
    NOR HAS THE COMMISSION OR  ANY STATE SECURITIES COMMISSION PASSED  UPON
     THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY      REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                         UNDERWRITING
                                                         DISCOUNTS AND       PROCEEDS TO
                                     PRICE TO PUBLIC    COMMISSIONS (1)      COMPANY (2)
Per Share.........................          $                  $                  $
Per Warrant.......................          $                  $                  $
Total (3).........................          $                  $                  $

                                                      (FOOTNOTES APPEAR ON P. 2)
                            ------------------------
                           RICKEL & ASSOCIATES, INC.
                                ---------------

               THE DATE OF THIS PROSPECTUS IS            , 1996.

(1) Does  not include additional  compensation to the  Underwriter consisting of
    (a) a non-accountable expense allowance equal to 3% of the gross proceeds from this Offering, $50,000 of which has been paid by the Company; (b) a warrant (the "Underwriter's Warrant") entitling the Underwriter to purchase up to 120,000 shares of Common Stock and 120,000 Warrants, at a price of $6.60 per share of Common Stock and $.12 per Warrant for a period of four years commencing one year after the date of this Prospectus; and (c) a financial consulting agreement with the Underwriter for 30 months from the date of this Prospectus at the rate of $2,500 per month (the "Consulting Fee"), payable quarterly in advance, with the first payment due at the completion of this Offering. The Company also has agreed under certain circumstances to pay to the Underwriter a warrant solicitation fee of 5% of the exercise price for each Warrant exercised. The Company has agreed to indemnify the Underwriter against certain liabilities, including those arising under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) After deducting discounts and commissions payable to the Underwriter, but before payment of the Underwriter's non-accountable expense allowance ($201,600, or $231,840 if the Underwriter's Overallotment Option (defined below) is exercised in full) or the other expenses of this Offering
    (estimated  at  $          ) payable  by  the Company,  including  the total
    Consulting Fee ($75,000). See "Underwriting."

(3) The Company has granted the Underwriter an option, exercisable for 45 days after the completion of this Offering, to purchase from the Company up to an additional 180,000 shares of Common Stock and 180,000 Warrants upon the same terms and conditions solely for the purpose of covering overallotments, if any (the "Underwriter's Overallotment Option"). If the Underwriter's Overallotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions, and Proceeds to Company will be
    $      , $      and $      , respectively. See "Underwriting."

                            ------------------------

    The Common Stock and the Warrants are being offered by the Underwriter on a firm commitment basis, subject to prior sale, when, as and if delivered to the Underwriter and subject to certain conditions. The Underwriter reserves the right to withdraw, cancel or modify this Offering and to reject any order in whole or in part. It is expected that delivery of certificates will be made against payment therefor at the office of the Underwriter, 875 Third Avenue, New
York, New York 10022, on or about           , 1996.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AND THE WARRANTS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    The Company intends to furnish its stockholders with annual reports containing financial statements audited and reported upon by its independent certified public accountants after the end of each fiscal year, commencing with its fiscal year ending February 28, 1997, and will make available such other periodic reports as the Company may deem to be appropriate or as may be required by law. The Company has registered the Common Stock and the Warrants under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, commencing on the date of this Prospectus, will be subject to the reporting requirements of the Exchange Act and will file proxy statements and other information with the Commission.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY MUST BE READ IN CONJUNCTION WITH THE MORE DETAILED INFORMATION (INCLUDING THE RISK FACTORS) AND COMBINED FINANCIAL STATEMENTS OF THE COMPANY, INCLUDING THE NOTES THERETO, INCLUDED ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, INFORMATION IN THIS PROSPECTUS, INCLUDING SHARE AND PER SHARE DATA, ASSUMES (I) NO EXERCISE OF THE UNDERWRITER'S OVERALLOTMENT OPTION, THE WARRANTS OR THE UNDERWRITER'S WARRANT, AND (II) AN INITIAL OFFERING PRICE OF $5.50 PER SHARE OF COMMON STOCK AND $.10 PER WARRANT.

THE COMPANY

    The Company is one of the first commercial paint waste recyclers in the United States. Since 1991, the Company has processed over 62,000,000 pounds of paint waste through its recycling facility. The Company processes hazardous and non-hazardous industrial paint waste for its customers and creates a raw material that can be used in commercial industrial products. In addition to offering its customers an alternative that the Company believes provides the best commercially available technology to eliminate the "cradle to grave" disposal liability otherwise associated with the generation of hazardous paint waste, the Company's recycling technologies protect the environment, conserve vital resources and offer a responsible solution to many of today's paint waste disposal problems. The Company currently is in the process of installing a Polymeric Recovery System, a second generation of paint waste recycling technology that will not only increase the Company's processing capacity, but will also produce a recycled product that can be sold by the Company for use in a broad range of industrial applications and that, overall, will offer generators of paint waste a more cost-effective method of managing paint waste.

    The Company markets its paint waste recycling services to businesses that have spray painting operations that collect paint overspray (wastes) in waterfall spray booths. The Company's marketing activities are concentrated in the midwest region of the United States where over 80% of its revenues are generated, with the majority of annual revenues derived from customers in the automotive assembly business. The Company's customers generally are environmentally conscientious and demand that the Company maintain stringent quality controls. The Company has established a reputation in the industry of consistent customer service by addressing these customer needs. Because the Company provides an alternative to the potential long-term liability associated with landfill disposal of paint waste, many customers conduct thorough reviews and audits of the Company's operations, including the Company's compliance with environmental laws and regulations.

    Since the Company began marketing its services in 1991, the major barrier to successfully selling the Company's services has been the cost of the Company's recycling services compared to the cost of the two main disposal alternatives, landfill and incineration. Using the Company's current technology (the DryPure-TM- system), paint waste generators pay two to four times more to recycle paint waste as compared to landfill and incineration. The major difference between the Company's services and the disposal alternatives is that the disposal alternatives pose the potential for significant, long-term costs. Over the past five years, the Company has been successful in convincing many paint waste generators to select the environmentally sound alternative of the Company's recycling services which substantially eliminates their potential long-term liability.

    The Company's current business strategy is to grow its business by commercializing the Polymeric Recovery System technology through the following steps: (i) installation of an estimated $2,200,000 Polymeric Recovery System at its Toledo, Ohio facility to provide a 50% capacity increase to the Company's existing paint waste processing operations; (ii) construction and operation of five Polymeric Recovery Systems on-site at automotive assembly plants in the United States ("on-site facilities"); (iii) construction of a second facility using the Polymeric Recovery System in the southeast region of the United States to serve the market of small and medium size automotive assembly plants; and
(iv) selling EPI-MER-TM- (the recycled product produced by the Polymeric Recovery System) for use as a low-cost replacement of raw materials that are used in the formulation of a wide range of industrial products. The Company believes that as a result of the implementation of its business strategy to commercialize the Polymeric Recovery System (a) generators of paint waste will now be able to purchase and use materials that incorporate EPI-MER-TM- in the manufacture of their finished products, and (b) the increased revenue generated by EPI-MER-TM- sales will allow the Company to provide more favorable and competitive pricing for paint waste recycling.

    Meridian, a publicly-traded holding company located in Toledo, Ohio with businesses in steel distribution and processing operations, formed the Company under Delaware law in February 1996 as a wholly-owned subsidiary to hold all of the outstanding stock and partnership interests of the subsidiaries of Meridian that comprised Meridian's paint waste recycling unit. These subsidiaries, which are now wholly-owned subsidiaries of the Company, are National Purification, Inc., an Ohio corporation ("NPI"), and MEPI Corp., an Ohio corporation ("MEPI"), the sole general partners of Environmental Purification Industries Company, an Ohio general partnership ("EPIC"). The Company issued 1,200,000 shares of Common Stock to Meridian in exchange for all of the issued and outstanding capital stock of NPI and MEPI. In addition, Meridian contributed an aggregate of approximately $1,373,000 of intercompany advances to the capital of NPI and MEPI. As a result of this Offering, Meridian's beneficial ownership of the Company's Common Stock will be reduced from 100% to 50% (or 46.5% if the Underwriter's Overallotment Option is exercised in full).

    Unless the context otherwise requires, as used herein the term "Company" means Environmental Purification Industries, Inc. and its consolidated subsidiaries, and references to the Company for periods prior to February 1996 mean NPI, MEPI and EPIC, the subsidiaries of the Company and their partnership that comprised Meridian's paint waste recycling unit. The Company's principal executive offices are located at 810 Chicago Street, Toledo, Ohio 43611 and its telephone number is (419) 729-0495.

                                  THE OFFERING

SECURITIES OFFERED............  1,200,000  shares  of Common  Stock and  1,200,000 Warrants.
                                Each Warrant  entitles  the  registered  holder  thereof  to purchase one share of Common Stock. The Common Stock and the
                                Warrants   are   separately   tradeable   and   transferable
                                immediately upon issuance.  See "Description of  Securities"
                                and "Underwriting."
OFFERING PRICE................  $5.50 per share of Common Stock and $.10 per Warrant.
COMMON STOCK OUTSTANDING:
  PRIOR TO THIS OFFERING......  1,200,000 shares of Common Stock
  AFTER THIS OFFERING (1).....  2,400,000 shares of Common Stock
WARRANTS OUTSTANDING:
  PRIOR TO THIS OFFERING......  None
  AFTER THIS OFFERING (2).....  1,200,000 Warrants
EXERCISE PRICE OF WARRANTS....  $4.50   per   share,  subject   to  adjustment   in  certain
                                circumstances. See "Description of Securities -- Warrants."
EXERCISE PERIOD OF WARRANTS...  The period commencing             , 1996 (the  date of  this
                                Prospectus)  and expiring          , 1999 (three years after
                                the date of this Prospectus).

REDEMPTION....................  Redeemable by the Company at  any time commencing 12  months
                                (or  earlier with  the Underwriter's  prior written consent)
                                after the date  of this Prospectus  at a price  of $.10  per
                                Warrant,  on at  least 30 days  prior written  notice to the holders of the Warrants,  provided the average closing  sale price (or, if none, the average of the closing bid and asked quotations)  of the Common  Stock as reported  on The Nasdaq
                                Stock Market or a national  securities exchange has been  at least  150%  of  the  then  current  exercise  price  of the
                                Warrants (initially $6.75 per share) on any 20 trading  days in  any 30 trading  day period ending not  more than 20 days prior to  the date  on  which the  Company gives  notice  of redemption. The Warrants will be exercisable until the close of  business on the day immediately preceding the date fixed for redemption. See "Description of Securities -- Warrants."
USE OF PROCEEDS...............  The Company plans to apply  the net proceeds to the  Company from  this Offering,  estimated to  aggregate $5,382,000, as follows: (i)  $1,300,000 to  repay advances  from  Meridian;
                                (ii)  $1,000,000  for  the  installation  of  five  customer
                                on-site  recycling   systems;   (iii)   $600,000   for   the
                                construction  of a new  facility in the  southeast region of the United States; (iv) $440,000 for the installation of the
                                Polymeric Recovery  System  at the  Company's  Toledo,  Ohio
                                facility;  (v) $350,000  for the  repayment of  a short-term bank note;  and  (vi)  $1,692,000 for  working  capital  and general  corporate  purposes.  See  "Use  of  Proceeds"  and
                                "Business."
RISK FACTORS..................  The securities offered hereby involve a high degree of  risk and  substantial immediate dilution  to investors. See "Risk
                                Factors" and "Dilution."
PROPOSED NASDAQ SYMBOLS.......  Common Stock --
                                Warrants --
PROPOSED BOSTON STOCK EXCHANGE
 SYMBOLS......................  Common Stock --
                                Warrants --

- --------------

(1) Excludes (i) a maximum of 1,200,000 shares of Common Stock issuable upon exercise of the Warrants offered hereby, (ii) a maximum of 240,000 shares of Common Stock issuable upon exercise of the Underwriter's Warrant (including Warrants underlying the Underwriter's Warrant), (iii) an aggregate of 249,000 shares of Common Stock reserved for issuance pursuant to options available for grant under the Company's Stock Option Plans, 248,250 of which have been granted effective upon the completion of this Offering, and (iv) 5,000 shares of Common Stock reserved for issuance pursuant to an option granted to a consultant to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Management -- Stock Option Plans" and "Underwriting."

(2) Excludes (i) the Underwriter's Warrant, and (ii) an additional 120,000 Warrants issuable upon exercise of the Underwriter's Warrant.

                    SUMMARY SELECTED COMBINED FINANCIAL DATA

    The summary selected combined financial data set forth in the following table has been derived from the Combined Financial Statements of the Company, including the notes thereto. The statement of operations data for each of the three fiscal years ended February 29, 1996 and balance sheet data as of February 29, 1996 and February 28, 1995 are derived from the Combined Financial Statements of the Company, which have been audited by Ernst & Young LLP, independent auditors, and are included elsewhere in this Prospectus. The data set forth below should be read in conjunction with, and is qualified by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Combined Financial Statements of the Company, including the notes thereto, and the other financial information included elsewhere in this Prospectus.

                                                                      FISCAL YEAR ENDED FEBRUARY 28 OR 29,
                                                    ------------------------------------------------------------------------
                                                          1996            1995          1994        1993(1)       1992(1)
                                    FEBRUARY 29,    ----------------  ------------  ------------  ------------  ------------
                                        1996
                                    AS ADJUSTED
                                  ----------------
                                   (BALANCE SHEET
                                       ONLY)
STATEMENT OF OPERATIONS DATA:
Net sales.......................                    $   3,533,514     $  3,459,107  $  2,530,066  $  1,390,695  $         --
Operating costs and expenses:
  Costs of operations...........                        2,196,322        2,023,815     1,496,040       999,447            --
  Selling, general and
   administrative expense.......                        1,045,036          941,812       851,546       534,913           437
                                                    ----------------  ------------  ------------  ------------  ------------
                                                        3,241,358        2,965,627     2,347,586     1,534,360           437
                                                    ----------------  ------------  ------------  ------------  ------------
Income (loss) from operations...                          292,156          493,480       182,480      (143,665)         (437)
Other income (expense):
  Interest income...............                           36,185           30,009        20,192        13,019       133,598
  Interest expense..............                         (467,983)        (445,903)     (398,911)     (311,247)     (167,214)
  Equity in operations of
   affiliate....................                               --               --            --      (194,154)   (1,101,551)
                                                    ----------------  ------------  ------------  ------------  ------------
                                                         (431,798)        (415,894)     (378,719)     (492,382)   (1,135,167)
                                                    ----------------  ------------  ------------  ------------  ------------
Net income (loss)...............                    $    (139,642)    $     77,586  $   (196,239) $   (636,047) $ (1,135,604)
                                                    ----------------  ------------  ------------  ------------  ------------
                                                    ----------------  ------------  ------------  ------------  ------------

BALANCE SHEET DATA:
Total assets....................       6,697,108    $   2,965,708     $  2,949,563  $  2,725,612  $  2,824,341  $    815,723
Property and equipment, net.....       1,650,415        1,650,415        1,754,582     1,940,295     1,947,801     2,048,927
Advances from Meridian..........              --        2,672,929        2,448,752     1,884,509     1,635,059            --
Long-term debt less current
 portion........................       1,358,625        2,036,847        2,345,334     2,591,692     2,770,230            --
Shareholder's equity (net
 capital deficiency)............       4,564,651       (2,540,400)      (2,400,758)   (2,478,344)   (2,282,105)   (1,646,559)
Cash dividends declared per
 common share...................             N/A    $        0.00     $       0.00  $       0.00  $       0.00  $       0.00

OTHER OPERATING DATA:
Depreciation and amortization...                    $     254,586     $    257,141  $    249,580  $    163,739  $        266
Capital expenditures............                    $     140,294     $     63,510  $    114,856  $     99,086  $    256,358

- ----------------

N/A -- Not applicable.

(1) As described in note 1 to the Combined Financial Statements included elsewhere in this Prospectus, effective July 1, 1992 Meridian became the sole owner of the corporate general partners of EPIC. Prior to July 1, 1992, Meridian accounted for its 50% investment in EPIC by the equity method of accounting and, subsequent to July 1, 1992, Meridian consolidated EPIC into its accounts.

                                  RISK FACTORS

    THE SECURITIES OFFERED HEREBY INVOLVE CERTAIN RISKS. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER, ALONG WITH OTHER MATTERS REFERRED TO HEREIN, THE FOLLOWING FACTORS IN EVALUATING AN INVESTMENT IN THE SECURITIES OFFERED
HEREBY:

    1. COMMERCIAL VIABILITY OF THE POLYMERIC RECOVERY SYSTEM. The Company is in the process of constructing and installing the Polymeric Recovery System under a license agreement with Aster, Inc., a privately held company ("Aster"). This new patented technology recycles paint waste and produces a recycled product which the Company believes can be used to formulate a broader range of materials than the DryPure-TM- system, including adhesives, sealants, caulks, cements, coatings and other related products. To date, the Polymeric Recovery System has only been operated at a pilot facility. There can be no assurance that the Company will be able to construct and operate the Polymeric Recovery System at its Toledo, Ohio facility in a way that will enable it to recycle paint waste in a commercially viable manner or that it will be able to sell, construct and operate on-site Polymeric Recovery Systems. Additionally, the Company estimates that two years will be required to develop the market for on-site Polymeric Recovery Systems and construct the second facility using the Polymeric Recovery System. There are no current commitments for installation of on-site Polymeric Recovery Systems and the Company has not selected a site in the southeastern region of the United States or developed plans for the construction of the second facility. Furthermore, the Company is dependent on the technical services of the inventor of the Polymeric Recovery System, the loss of which during the start-up phase of the Polymeric Recovery System at the Company's Toledo, Ohio facility could have a material adverse effect on the Company's ability to operate the Polymeric Recovery System in a commercially viable manner. Failure of the Company to successfully implement the Polymeric Recovery System would have a material adverse effect on the future prospects and growth of the Company. See "Use of Proceeds" and "Business."

    2. ACCUMULATED NET LOSSES; WORKING CAPITAL DEFICIENCY. At February 29, 1996, the Company had accumulated losses of $2,541,000, which include losses incurred while the Company was 50% owned by another company, and had a working capital deficiency of approximately $2,862,000 (or approximately $189,000 excluding advances from Meridian). The Company has experienced operating losses in four of its five years of operations. Although the Company has substantially increased its revenue since it began operating in 1991, there can be no assurance that the Company will be profitable in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    3. SALE OF EPI-MER-TM-. The future success of the Company will be substantially dependent on its ability to sell EPI-MER-TM-, the product that results from processing paint waste through the Polymeric Recovery System. To date, the Company has not sold any EPI-MER-TM-. Although the Company believes a commercial market exists for EPI-MER-TM-, no assurance can be given that the Company will be able to successfully market and sell EPI-MER-TM- on a commercial and profitable basis. See "Business -- Recycled Product Market," "-- Marketing Strategy" and "-- Description of Processes."

    4. LICENSED TECHNOLOGY. The Company's business depends on the use of certain patented technology licensed from Aster and Haden Environmental Corporation ("Haden Environmental"). Although the Company is not aware of any claims challenging the validity of the patents licensed by Aster or Haden Environmental to the Company, there can be no assurance that a patent infringement claim will not be filed and successfully pursued against either Aster or Haden Environmental. If such a claim is successfully pursued against either licensor, the Company could lose its rights to use the licensed technology. A successful patent infringement claim against either Aster or Haden Environmental could have a material adverse effect on the financial condition, operations and liquidity of the Company. See "Business -- License Agreements."

    5. COMPETITION. Approximately 99% of all paint waste in the United States is disposed of through either landfill or incineration, both of which generally offer substantially lower costs to generators of paint waste. Landfill and incineration are provided by national, regional and local companies, many of which have substantially greater resources than the Company. The Company's competitive advantage over landfill and incineration is dependent on the current stringent environmental regulatory scheme. In the event of a relaxation of these environmental regulations, the Company could lose its competitive advantage which would have a material adverse effect on the financial condition, operations and liquidity of the Company. Additionally, the Company's business is dependent on the continued use of waterfall spray booths by companies that have spray painting operations. The introduction of new technology that replaces waterfall spray booths would have a material adverse effect on the financial condition, operations and liquidity of the Company. See "Business -- Competition."

    The Company is aware of three other companies, including Haden Environmental, that compete directly with the Company in the paint waste recycling business. These competitors have substantially greater financial, marketing and other resources than the Company. There can be no assurance that one of the Company's competitors or a new competitor will not develop a method of recycling paint waste which is more efficient and profitable than the Polymeric Recovery System or the methods currently employed by the Company. Additionally, there can be no assurance that large industrial customers or other waste management companies will not attempt to develop their own methods of recycling or otherwise minimizing, treating or disposing of paint wastes. See "Business -- Customers and Marketing" and "-- Competition."

    6. ENVIRONMENTAL REGULATIONS. The Company's business currently consists of the recycling of paint waste. Each aspect of this business is subject to significant federal, state and local environmental regulations. Based upon current laws and regulations, the Company believes that its policies, practices and procedures substantially comply with current applicable environmental laws and regulations. No assurance can be given that future changes in such laws, regulations, or interpretations thereof, or changes in the nature of the Company's operations, will not have a material adverse effect on the financial condition, operations and liquidity of the Company. See "Business -- Environmental Standards and Government Regulation."

    7. U.S. EPA PERMIT. In July 1994, the Company submitted an application with the U.S. Environmental Protection Agency ("U.S. EPA") for an operating permit identified as a "Part B" permit, which, as a processor of hazardous paint waste, the Company is required to obtain. In connection with its Part B permit application, the Company has requested authorization to store hazardous paint waste which will enhance its operating efficiencies. The Company currently is operating under interim status until a final resolution of its application for a Part B permit is reached. Historically, the U.S. EPA has taken several years to review submitted applications for permits of this type. There can be no assurance that the U.S. EPA will issue a Part B permit to the Company, or, if such a permit is issued, whether the operational and control conditions of the permit will allow the Company to continue operations in a profitable manner. The U.S. EPA's denial of a Part B permit could also adversely impact the Company's relations with its customers. Although the Company continually evaluates its alternatives in the event that its application for a Part B permit is denied, denial of such permit could have a material adverse effect on the financial condition, operations and liquidity of the Company. See "Business -- Development of the Paint Waste Recycling Business" and "-- Environmental Standards and Government Regulation."

    8. BROAD DISCRETION IN APPLICATION OF PROCEEDS. Approximately $1,692,000, or 31.4%, of the estimated $5,382,000 net proceeds from this Offering will be used for working capital and other general corporate purposes. Accordingly, the Company will have broad discretion as to the application of such proceeds without prior stockholder approval. In addition, management of the Company has broad discretion to adjust the application and allocation of the net proceeds from this Offering, including funds received upon exercise of the Warrants, to address changed circumstances and take advantage of future business opportunities. By reason of these factors, the success of the Company will be substantially dependent upon the discretion and judgment of management of the Company with respect to the application and allocation of the net proceeds from this Offering. See "Use of Proceeds."

    9. DEPENDENCE ON THE AUTOMOTIVE INDUSTRY AND CERTAIN CUSTOMERS. Sales to companies involved in the automotive industry, which is directly impacted by overall economic cycles, represent approximately 75% of the Company's annual sales revenue. Accordingly, the Company is substantially dependent on the continued success of the automotive industry and an economic downturn which adversely affects the automotive industry likely would have a direct negative impact on the Company's results of operations. Additionally, for the fiscal year ended February 29, 1996, two of the Company's customers aggregated approximately 27% of the Company's sales revenue. The loss of either of these customers could have a materially adverse effect on the Company's results of operations. See "Business -- Customers and Marketing."

    10. CAPITAL REQUIREMENTS; POTENTIAL UNAVAILABILITY OF ADDITIONAL FINANCING. The Company intends to use a significant portion of the net proceeds from this Offering to implement a portion of its proposed expansion program. The Company plans to seek a substantial amount of additional financing through industrial development revenue bonds from government sources (or, in the event that industrial development revenue bond financing is not available on favorable economic terms, from conventional financing sources) to fund the balance of its proposed expansion program not covered by the net proceeds from this Offering. The Company has no current commitments or arrangements for such financing and there can be no assurance that such financing will be available or, if available, that it will be available on acceptable terms. Without additional financing, the Company will be unable to complete its proposed expansion program. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Business."

    11. DEBT SERVICE. The Company will be dependent on cash on hand and cash flow from operations to repay its indebtedness. The Company has issued a mortgage note to the Toledo-Lucas County (Ohio) Port Authority which had a principal balance of approximately $3,304,000 at February 29, 1996. Haden Purification, Inc. ("Haden Purification") has assumed liability for one-half of the remaining principal and interest payments under the mortgage note. Accordingly, the Company has recorded a liability of approximately $1,652,000 at February 29, 1996 for the portion of the mortgage note not assumed by Haden Purification even though the Company remains liable for the entire outstanding mortgage note debt. The mortgage note is secured by substantially all of the property and equipment of the Company, which had a net book value of approximately $1,650,000 at February 29, 1996. If the Company is unable to meet its debt service obligations on the portion of the mortgage note not assumed by Haden Purification, the Company will be required to restructure the mortgage note or seek additional debt or equity financing. There can be no assurance that additional financing will be available or, if available, that it will be available on acceptable terms. Additionally, in the event that Haden Purification defaults on the debt it assumed, the Company will be liable for repayment of the entire outstanding mortgage note principal balance of approximately $3,304,000, which would have a materially adverse impact on the financial condition and liquidity of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

    12. ABSENCE OF CONTINUING FINANCIAL SUPPORT FROM MERIDIAN; DEPENDENCE ON GUARANTY. Since its inception, the Company has been dependent on Meridian for substantial financial support, as well as for various services. At February 29, 1996, the Company owed Meridian approximately $2,670,000. Meridian does not intend to continue to provide financial support to the Company following this Offering. However, Meridian will remain a guarantor of (i) one-half of the Company's obligations under a mortgage note which had an outstanding principal balance of approximately $3,304,000 at February 29, 1996, (ii) the Company's obligations under an employment agreement between the Company and Bruce F. Maison, President and Chief Executive Officer of the Company, and (iii) the payment of $40,000 to Aster. In the event that Meridian declares bankruptcy, the entire balance of the mortgage note debt will become due and payable. Accordingly, the Company is substantially dependent on the continuation of Meridian as a going concern. See "Management -- Employment Contract" and "Relationships Between the Company and Meridian."

    13. CONTROL BY MERIDIAN. On completion of this Offering, Meridian will beneficially own, in the aggregate, 50% of the then issued and outstanding shares of Common Stock. Accordingly, Meridian will be in a position to significantly influence the election of the Company's directors and other stockholder actions, including certain fundamental corporate transactions such as a merger or sale of substantially all the assets of the Company. In addition, Meridian's control could have the effect of depressing the market price of the Company's securities because it could adversely affect the ability of other stockholders to effect changes in management of the Company. See "Management," "Relationships Between the Company and Meridian," and "Principal Stockholders."

    14. ADVERSE EFFECT OF REDEMPTION OF WARRANTS. The Warrants are subject to redemption by the Company at a price of $.10 per Warrant, at any time commencing 12 months after the date of this Prospectus (or earlier with the Underwriter's written consent), on at least 30 days prior written notice to the holders of the Warrants, provided the average closing sale price (or, if none, the average of the closing bid and asked quotations) of the Common Stock as reported on The Nasdaq Stock Market or a national securities exchange, has been at least 150% of the then current exercise price of the Warrants (initially $6.75 per share) on any 20 trading days in any 30 trading day period ending not more than 20 days prior to the date on which the Company gives notice of redemption. Upon the giving of such notice of redemption, holders of the Warrants will lose their right to exercise the Warrants, except during such 30-day notice of redemption period. Upon the receipt of a notice of redemption of the Warrants, the holders thereof would be required to (i) exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, (ii) sell the Warrants at the then market price, if any, when they might otherwise wish to hold the Warrants, or (iii) accept the redemption price which could be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities
- -- Warrants."

    15. EFFECT OF OFFERING ON TAX NET OPERATING LOSSES. The consummation of this Offering will result in an "ownership change" of the Company within the meaning of Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the "Code"). Consequently, the Company's ability to use its net operating loss carryforwards and "pre-change" deductions, losses and tax credits to offset income generated subsequent to this Offering will generally be subject to an annual limitation equal to the value of the Company's equity immediately before this Offering (which will generally be reduced by any capital contributions made to the Company or any of its subsidiaries during the two-year period immediately before the change date) multiplied by the then applicable long-term tax exempt rate applicable to ownership changes occurring during the month this Offering occurs. See "Certain Federal Income Tax Considerations -- Ownership Change and Limitation of Losses, Credits and Deductions."

    16. DEPENDENCE ON KEY PERSONNEL. The Company's success is highly dependent on the efforts and abilities of Bruce F. Maison, its President and Chief Executive Officer. Mr. Maison is a party to an employment agreement with the Company and the Company carries key man life insurance on Mr. Maison. The loss of the services of Mr. Maison could have a material adverse effect on the financial condition, operations and liquidity of the Company. See "Management."

    17. ANTI-TAKEOVER PROVISIONS. The Company's Restated Certificate of Incorporation restricts the ability of stockholders to call stockholders' meetings, provides that the Company's stockholders may not change the number of directors and classifies the Company's Board of Directors (the "Board"). These provisions may have the effect of deterring or delaying certain transactions in which its stockholders might otherwise receive a premium for their shares over the then current market prices, and may limit the ability of its stockholders to approve transactions that they may deem to be in their best interests. In addition, the Board has the authority to fix the rights and preferences of and issue shares of the Company's Preferred Stock, which may have the effect of delaying or preventing a change in control of the Company without action by its stockholders. See "Management" and "Description of Securities -- Preferred Stock," and "-- Certain Provisions of Delaware Law and of the Company's Restated Certificate of Incorporation and By-laws."

    18. DILUTION. Investors purchasing shares of Common Stock in this Offering will incur immediate and substantial dilution in the net tangible book value per share of the Common Stock from the initial public offering price as compared to the increase in net tangible book value per share that will accrue to Meridian, the existing sole stockholder. Such dilution is estimated to be $3.91 per share (or approximately 71.1%), based on certain assumptions. See "Dilution."

    19. ABSENCE OF DIVIDENDS. The Company has never paid cash dividends on the Common Stock and does not anticipate paying any cash dividends in the foreseeable future. The payment of dividends by the Company on the Common Stock will depend on its earnings and financial condition and such other factors as the Board may consider relevant. The Company currently intends to retain its earnings to assist in financing the development of its business. See "Dividend Policy."

    20. DETERMINATION OF PUBLIC OFFERING PRICE; NO ASSURANCE OF PUBLIC MARKET. Prior to this Offering, there has been no public trading market for the Common Stock or the Warrants. Consequently, the initial public offering price of the Common Stock and the Warrants and the exercise price and other terms of the Warrants were determined through negotiations between the Company and the Underwriter and do not necessarily bear any relationship to the Company's assets, operating results, book value per share or other generally accepted criteria of value. The offering price of the Common Stock and the Warrants, as well as the exercise price of the Warrants, should not be construed as indicative of their value. Furthermore, there can be no assurance that an active public market for the Common Stock or the Warrants will develop after this Offering or that, if developed, it will be sustained. As a result, purchasers of the Common Stock and the Warrants will be exposed to a risk of decline in the market price and liquidity of the Common Stock and the Warrants after this Offering. See "Underwriting."

    21. INSURANCE AND POTENTIAL LIABILITY. The Company maintains insurance, including insurance relating to pollution legal liability, personal injury and product liability, in amounts that the Company considers adequate and customary for its industry (and intends to continue to do so in the future). Nevertheless, a partially or completely uninsured claim against the Company, if successful and of sufficient magnitude, could have a material adverse effect on the financial condition, operations and liquidity of the Company.

    22. BENEFIT OF OFFERING TO MERIDIAN. The Company will use $1,300,000, or 24.2%, of the estimated $5,382,000 net proceeds from this Offering to repay advances to the Company from Meridian. The Company has also granted Meridian certain demand and "piggyback" registration rights with respect to the shares of Common Stock owned by Meridian which may be exercised by Meridian beginning 18 months after the date of this Prospectus. In the event that Meridian registers and sells a significant portion of its shares of Common Stock, the market value of the Common Stock could be negatively impacted. See "Relationships Between the Company and Meridian -- Stock Ownership."

    23. SHARES ELIGIBLE FOR FUTURE SALE. No assurance can be given as to the effect, if any, that future sales of Common Stock, or the availability of shares of Common Stock for future sale, will have on the market price of the Common Stock from time to time. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of warrants or stock options), or the possibility that such sales could occur, could adversely affect the market price of the Common Stock and could also impair the Company's ability to raise capital through an offering of its equity securities in the future. Upon the completion of this Offering, the Company will have outstanding 2,400,000 shares of Common Stock (2,580,000 shares if the Underwriter's Overallotment Option is exercised in full). The 1,200,000 shares of Common Stock and 1,200,000 Warrants sold in this Offering (1,380,000 shares of Common Stock and 1,380,000 Warrants if the Underwriter's Overallotment Option is exercised in full) and the 1,200,000 shares of Common Stock issuable upon exercise of the Warrants (1,380,000 shares if the Underwriter's Overallotment Option is exercised in full) will be freely tradeable without restrictions under the Securities Act, except for any shares purchased by an "affiliate" of the Company (as that term is defined in the rules and regulations under the Securities Act) that will be subject to the resale limitations of Rule 144 under the Securities Act. The remaining 1,200,000 shares of Common Stock owned by Meridian that will be outstanding upon the completion of this Offering are treated as "restricted securities" for purposes of Rule 144; therefore, such shares may not be resold in a public distribution except in compliance with the registration requirements of the Securities Act or pursuant to Rule 144 under the Securities Act.

    In addition to the restrictions under the Securities Act, Meridian and the Company's officers and directors have agreed that, subject to certain limited exceptions, for a period of 12 months following the date of this Prospectus they will not offer, sell or dispose of any Common Stock or any securities convertible into, or exchangeable for, or warrants to purchase or acquire, shares of Common Stock without the consent of the Underwriter. See "Relationships Between the Company and Meridian -- Registration Rights."

    24.  POSSIBLE ADVERSE EFFECT OF ISSUANCE OF PREFERRED STOCK.  The  Company's
Restated Certificate of Incorporation authorizes the issuance of       shares of
"blank check" Preferred Stock, with designations, rights and preferences determined from time to time by the Board. Accordingly, the Board is empowered, without further stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. Although the Company has no current plans to issue any shares of Preferred Stock, in the event of issuance, the Preferred Stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. However, there can be no assurance that shares of Preferred Stock will not be issued at some time in the future. See
"Relationships Between the Company and Meridian -- Stock Ownership" and "Description of Securities -- Preferred Stock."

    25. POSSIBLE DELISTING AND RISK OF LOW-PRICED SECURITIES. The Common Stock and Warrants will be quoted on Nasdaq and the Boston Stock Exchange, both of which require the satisfaction of certain maintenance criteria in order to continue the listing of the Common Stock and Warrants. There can be no assurance that the Company will continue to satisfy such maintenance criteria following this Offering. If the Company is unable to satisfy such criteria in the future, the Common Stock and the Warrants may be delisted from trading on Nasdaq and the Boston Stock Exchange, as the case may be. If the Common Stock and the Warrants were to be delisted from trading on both Nasdaq and the Boston Stock Exchange, trading, if any, would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or on the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc., and consequently an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's securities.

    The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Regulations enacted by the Commission generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on Nasdaq or a national securities exchange (such as the Boston Stock Exchange) and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000 if such issuer has been in continuous operation for three years or more, (ii) net tangible assets of at least $5,000,000 if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000 if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

    In addition, if the Company's securities are not quoted on Nasdaq or the Boston Stock Exchange, or the Company does not meet the other exceptions to the penny stock regulations cited above, trading in the Company's securities could be covered by Rule 15g-9 promulgated under the Exchange Act for non-Nasdaq and non-exchange listed securities. Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities also are exempt from this rule if the market price is at least $5.00 per share.

    If the Company's securities become subject to the regulations applicable to penny stocks, the market liquidity for the Company's securities could be adversely affected. In such an event, the regulations on penny stocks could limit the ability of broker/dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

    26. EFFECT OF ISSUANCE OF COMMON STOCK ON EXERCISE OF WARRANTS AND OPTIONS; POSSIBLE ISSUANCE OF ADDITIONAL OPTIONS. Immediately after this Offering, assuming full exercise of the Underwriter's Overallotment Option, the Company will have outstanding options and warrants to purchase an aggregate of up to 1,873,250 shares of Common Stock, including the Warrants and the Underwriter's Warrant (including the Warrants issuable upon the exercise of the Underwriter's Warrant). In addition, up to 750 shares of Common Stock may be issued upon the exercise of options that may be granted pursuant to the Option Plan (defined below). Unless registered for sale, any shares of Common Stock acquired upon the exercise of such warrants or options would be "restricted securities" for purposes of Rule 144, subject to the two-year holding period (which commences when shares are issued upon exercise of a warrant or option), volume and other resale restrictions of Rule 144. The Company has agreed to use its reasonable efforts to file and maintain, so long as the Warrants are exercisable, a current Registration Statement with the Commission relating to the Warrants and the shares of Common Stock underlying the Warrants. In addition, the Underwriter has certain demand and "piggyback" registration rights with respect to the shares of Common Stock underlying the Underwriter's Warrant (and the Warrants underlying the Underwriter's Warrant).

    The exercise of such warrants or options and the sale of the underlying shares of Common Stock (or even the potential of such exercise or sale) may have a depressive effect on the market price of the Company's securities. The exercise of the options and warrants also may have a dilutive effect on the interests of investors in this Offering. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected because the holders of the outstanding warrants and options can be expected to exercise them, to the extent they are able to, at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the warrants and options. See "Management -- Stock Option Plans," "Description of Securities" and "Underwriting."

    27. DEPRESSIVE EFFECT OF THE WARRANT EXERCISE PRICE. The Warrants will be sold in this Offering at a price of $.10 per Warrant and will have an exercise price of $4.50 per share. Thus, purchasers of Warrants in this Offering could acquire a share of Common Stock of the Company for an aggregate purchase price of $4.60 per share which is significantly below the $5.50 per share offering price of the Common Stock. The exercise of such Warrants may have a depressive effect on the market price of the Common Stock. This risk is in addition to those described immediately above under the heading "-- Effect of Issuance of Common Stock on Exercise of Warrants and Options; Possible Issuance of Additional Options."

    28. NECESSITY OF FUTURE REGISTRATION OF WARRANTS AND STATE BLUE SKY REGISTRATION; EXERCISE OF WARRANTS. The Warrants will trade separately upon the completion of this Offering. Although the Warrants will not knowingly be sold to purchasers in jurisdictions in which the Warrants are not registered, qualified for sale or exempt, purchasers may buy Warrants in the after-market or may move to jurisdictions in which the Warrants and the Common Stock underlying the Warrants are not so registered or qualified or exempt. In this event, the Company would be unable lawfully to issue Common Stock to those persons desiring to exercise their Warrants (and the Warrants will not be exercisable by those persons) unless and until the Warrants and the underlying Common Stock are registered or qualified for sale in jurisdictions in which such purchasers reside, or an exemption from such registration or qualification requirements exists in such jurisdictions. There can be no assurance that the Company will be able to effect any such required registration or qualification.

    The Warrants will not be exercisable unless the Company maintains a current Registration Statement on file with the Commission either by filing post-effective amendments to the Registration Statement of which this Prospectus is a part or by filing a new registration statement with respect to the exercise of the Warrants. The Company has agreed to use its reasonable efforts to file and maintain, so long as the Warrants are exercisable, a current registration statement with the Commission relating to the Warrants and the shares of Common Stock underlying the Warrants. However, there can be no assurance that it will do so or that the Warrants or such underlying Common Stock will be or continue to be so registered.

    The value of the Warrants could be adversely affected if a then current prospectus covering the Common Stock issuable upon exercise of the Warrants is not available pursuant to an effective registration statement or if such Common Stock is not registered or qualified for sale or exempt from registration or qualification in the jurisdictions in which the holders of Warrants reside. See "Description of Securities -- Warrants."

    29. LIMITATION ON LIABILITY OF DIRECTORS FOR MONETARY DAMAGES. The Company's Restated Certificate of Incorporation contains a provision limiting, to the fullest extent permitted by Delaware law, personal liability of the Company's directors for monetary damages for breach of fiduciary duty. By virtue of this provision, under current Delaware law, a director of the Company will not be personally liable for monetary damages for breach of his fiduciary duty as a director, except for liability for (i) any breach of his duty of loyalty to the Company or to its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) dividends or stock purchases or redemptions that are unlawful under Delaware law and (iv) any transaction from which he derives an improper personal benefit.

    30. RELATIONSHIP OF UNDERWRITER TO TRADING; POSSIBLE LIMITATIONS ON MARKET MAKING ACTIVITIES. The Underwriter may act in a brokerage capacity with respect to the purchase or sale of the Common Stock and the Warrants in the over-the-counter market where each will trade. Unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, the Underwriter and any other soliciting broker/ dealers will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities during the periods prescribed by exemption (xi) to Rule 10b-6 before the solicitation of the exercise of any Warrant until the later of the termination of such solicitation activity or the termination of any right the Underwriter may have to receive a fee for the solicitation of the Warrants. As a result, the Underwriter and soliciting broker/dealers may be unable to continue to make a market for the Company's securities during certain periods while the Warrants are exercisable. Such a limitation, while in effect, could impair the liquidity and market price of the Company's securities. See "Underwriting."

                                USE OF PROCEEDS

    The net proceeds to the Company from the sale of the shares of Common Stock and Warrants, after deduction of underwriting discounts and other offering expenses, are estimated to aggregate $5,382,000 (or $6,259,000 if the Underwriter's Overallotment Option is exercised in full), assuming an initial public offering price of $5.50 per share of Common Stock and $.10 per Warrant. The Company anticipates that the net proceeds from this Offering will be used as follows:

                                                                                                    APPROXIMATE
                                                                                     APPROXIMATE   PERCENTAGE OF
                                                                                        AMOUNT      NET PROCEEDS
                                                                                     ------------  --------------
Repayment of advances from Meridian (1)............................................  $  1,300,000         24.2%
Five customer on-site processing equipment installations (2).......................     1,000,000         18.6%
Southeastern U.S. facility and equipment expansion (3).............................       600,000         11.1%
Toledo, Ohio facilities and equipment expansion (4)................................       440,000          8.2%
Repayment of short-term bank note (5)..............................................       350,000          6.5%
Working capital and general corporate purposes (6).................................     1,692,000         31.4%
                                                                                     ------------       -------
                                                                                     $  5,382,000*       100.0%
                                                                                     ------------       -------
                                                                                     ------------       -------

- --------------
* After giving effect to the total Consulting Fee ($75,000) payable by the Company to the Underwriter quarterly in advance, with the first payment due upon the completion of this Offering, and without giving effect to the exercise of the Underwriter's Overallotment Option. See "Underwriting."

(1) The Company will use $1,300,000 of the net proceeds from this Offering to repay advances from Meridian. At February 29, 1996, total advances from Meridian to the Company were approximately $2,673,000. The remaining advances from Meridian were contributed to the capital of NPI and MEPI in anticipation of this Offering. See "Risk Factors -- Benefit of Offering to Meridian," "Relationships Between the Company and Meridian -- Stock Ownership," and " -- Prior Intercompany Arrangements."

(2) The Company intends to purchase and install processing equipment at five customer plant facilities. Management currently estimates that the first on-site facility will be developed within the next two years and that the cost of constructing and installing five customer on-site processing equipment installations will be approximately $5,000,000. The Company plans to obtain the remaining approximately $4,000,000 through industrial development revenue bond financing or, in the event that industrial development revenue bond financing is not available on favorable terms, from conventional financing sources. See "Risk Factors -- Capital Requirements; Potential Unavailability of Additional Financing," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity
    and  Capital  Resources"  and  "Business  --  General"  and  "--   Marketing
    Strategy."

(3) The Company intends to build a second paint waste processing facility in the southeast region of the United States. Management currently estimates that this new facility including equipment will cost approximately $3,000,000 (exclusive of start-up costs) and will be developed by the end of 1998. The Company plans to obtain the remaining approximately $2,400,000 through industrial development revenue bond financing or, in the event that industrial development revenue bond financing is not available on favorable terms, from conventional financing sources. See "Risk Factors -- Capital Requirements; Potential Unavailability of Additional Financing," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Business -- General" and "-- Marketing Strategy."

(4) The Company is installing an estimated $2,200,000 Polymeric Recovery System at its Toledo, Ohio facility. Management currently estimates that the installation will be completed and operational in November 1996. The Company plans to obtain the approximately $1,760,000 balance required to fund the installation through industrial development revenue bond financing or, in the event that industrial development revenue bond financing is not available on favorable terms, from conventional financing sources. See "Risk Factors -- Capital Requirements; Potential Unavailability of Additional Financing," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Business -- General" and "-- Marketing Strategy."

(5) The Company executed an agreement and paid off a note to Haden Purification, a former partner in EPIC (the "Compromise Agreement"). The terms of the Compromise Agreement include, among other things, a $350,000 payment by the Company to Haden Purification to settle the note (including accrued interest) which had a principal balance of $700,722 at February 29, 1996. The interest rate on the note issued to Haden Purification was 1% above the prime interest rate. Haden Purification remains liable for debt that had a principal balance of approximately $1,652,000 at February 29, 1996 that it previously assumed from the Company. On July , 1996, the Company and Meridian issued a short-term note to National Canada Finance Corp. for $350,000 to fund the repayment of the Haden Purification note. In addition, on February 29, 1996, the Company and Meridian issued a short-term note to National Canada Finance Corp. for $300,000 (which was not funded until March 1996) for the purpose of satisfying the Company's financing needs prior to the completion of this Offering. The $650,000 aggregate principal balance of both short-term notes is due July 31, 1996 and interest, calculated at 1 1/2% above the prime interest rate, is payable monthly through July 31, 1996. Each short-term note may be prepaid at any time without penalty. The Company intends to repay the $650,000 aggregate principal balance of both short-term notes with net proceeds from this Offering. For purposes of presentation in this Use of Proceeds section, only the repayment of the $350,000 short-term note has been shown as a use of net proceeds because substantially all of the $300,000 short-term note has been used to pay construction costs associated with the Toledo, Ohio facilities and equipment expansion. See "Risk Factors -- Debt Service."

(6) The Company expects to use the balance of the net proceeds from this Offering for working capital and general corporate purposes.
                            ------------------------

    The Company plans to seek significant additional financing through the use of industrial development revenue bonds from government sources (or, in the event that industrial development revenue bond financing is not available on favorable terms, from conventional financing sources) to fund the balance of its proposed expansion program not covered by the net proceeds from this Offering. The Company has no current commitments or arrangements for such financing and there can be no assurance that such financing will be available or, if available,  that  it  will  be  available  on  acceptable  terms.  Without  such additional financing, the Company will not be able to complete its proposed expansion program. See "Risk Factors -- Capital Requirements; Potential Unavailability of Additional Financing."

    The foregoing uses of proceeds are estimates only and there could be significant variations in the anticipated uses of the net proceeds due to changes in business or economic circumstances. Accordingly, the Company reserves the right to reallocate the foregoing uses of proceeds depending upon any such change of circumstances.

    The Company anticipates that the net proceeds from this Offering, together with projected cash flow from operations and proceeds from anticipated industrial development revenue bond financing or other conventional financing, will be sufficient to fund the Company's operations, including its proposed Toledo, Ohio expansion, for the next three years. If the Company's assumptions change or prove to be inaccurate or the net proceeds from this Offering prove to be insufficient, the Company may be required to curtail its expansion activities or seek additional financing. There can be no assurance that additional financing will be available or, if available, that it will be available on terms acceptable to the Company. In the event that the Company is unable to obtain appropriate industrial development revenue bond financing or other conventional financing for the planned Toledo, Ohio expansion, the Company may be unable to fund its proposed expansion program.

    Pending specific application, the net proceeds from this Offering will be invested in interest-bearing savings accounts, certificates of deposit, money market accounts, United States government obligations or other short-term interest-bearing obligations.

                                DIVIDEND POLICY

    The Company has never paid dividends on the Common Stock and it does not anticipate that it will pay dividends or alter its dividend policy in the foreseeable future. The payment of dividends by the Company on the Common Stock will depend on its earnings and financial condition and such other factors as the Board may consider relevant. The Company currently intends to retain any earnings to assist in financing the development of its business. See "Risk Factors -- Absence of Dividends."

                                 CAPITALIZATION

    The following table sets forth, as of February 29, 1996, (i) the actual capitalization of the Company as derived from the Combined Financial Statements and (ii) the capitalization of the Company as adjusted to reflect (a) the issuance of 1,200,000 shares of Common Stock to Meridian in exchange for all of the issued and outstanding capital stock of NPI and MEPI, (b) the contribution by Meridian of an aggregate of approximately $1,373,000 of intercompany advances to the capital of NPI and MEPI, (c) the issuance and sale of 1,200,000 shares of Common Stock and 1,200,000 Warrants pursuant to this Offering, (d) the incurrence of debt from two short-term bank notes aggregating $650,000, (e) the settlement of a note to Haden Purification with a balance of $700,722 at February 29, 1996 for $350,000, (f) the repayment of $1,300,000 of outstanding advances from Meridian, and (g) the repayment of the two short-term bank notes aggregating $650,000. This table should be read in conjunction with the Combined Financial Statements, including notes thereto, included elsewhere in this Prospectus. See "Use of Proceeds" and "Relationships Between the Company and Meridian."

                                                                                         FEBRUARY 29, 1996
                                                                                  --------------------------------
                                                                                     ACTUAL         AS ADJUSTED
                                                                                  -------------  -----------------
Advances from Meridian..........................................................  $   2,672,929  $          --
Long-term debt due within one year..............................................        315,750        293,250(1)
Long-term debt, net of current portion (1)......................................      2,036,847      1,358,625
Short-term bank notes (2).......................................................             --             --
Stockholders' equity (net capital deficiency):
  Common Stock..................................................................            600         24,000
  Capital in excess of par value................................................             --      6,730,929
  Deficit.......................................................................     (2,541,000)    (2,190,278)
                                                                                  -------------  -----------------
Total stockholders' equity (net capital deficiency).............................     (2,540,400)     4,564,651
                                                                                  -------------  -----------------
Total capitalization............................................................  $   2,485,126  $   6,216,526
                                                                                  -------------  -----------------
                                                                                  -------------  -----------------

- --------------
(1) The Company executed the Compromise Agreement with Haden Purification, a former partner in EPIC. The terms of the Compromise Agreement include, among other things, a $350,000 payment by the Company to Haden Purification to settle a note (including accrued interest) which had a principal balance of $700,722 at February 29, 1996. The interest rate on the note issued to Haden Purification was 1% above the prime interest rate. Haden Purification remains liable for debt that had a principal balance of approximately $1,652,000 at February 29, 1996 that it previously assumed from the Company.

(2) On July , 1996, the Company and Meridian issued a short-term note to National Canada Finance Corp. for $350,000 to fund the repayment of the Haden Purification note. In addition, on February 29, 1996, the Company and Meridian issued a short-term note to National Canada Finance Corp. for $300,000 (which was not funded until March 1996) for the purpose of satisfying the Company's financing needs prior to the completion of this Offering. The $650,000 aggregate principal balance of both short-term notes is due July 31, 1996 and interest, calculated at 1 1/2% above the prime interest rate, is payable monthly through July 31, 1996. Each short-term note may be prepaid at any time without penalty. The Company intends to repay the $650,000 aggregate principal balance of both short-term notes with net proceeds from this Offering. See "Risk Factors -- Debt Service."

                                    DILUTION

    The net tangible book value of the Company at February 29, 1996 on a pro forma basis, after giving effect to the issuance of 1,200,000 shares of Common Stock to Meridian and the capital contribution of an aggregate of approximately $1,373,000 of advances by Meridian to the capital of NPI and MEPI, was $(1,560,846) or $(1.30) per share of Common Stock, determined by dividing the pro forma negative net tangible book value of the Company (total tangible assets less total liabilities) by 1,200,000 shares of Common Stock owned by Meridian immediately prior to the date of this Offering. After giving effect to the receipt of the estimated net proceeds from this Offering (at an assumed initial public offering price of $5.50 per share of Common Stock and $.10 per Warrant, and after deduction of underwriting discounts and commissions and estimated offering expenses) but without taking into account any changes in net tangible book value after February 29, 1996 (other than the issuance of Common Stock to Meridian and the capital contribution by Meridian), the pro forma net tangible book value of the Company as of February 29, 1996 would have been $3,821,154 or $1.59 per share of Common Stock. This represents an immediate increase in pro forma net tangible book value per share of $2.89 to Meridian, as the existing sole stockholder, and an immediate dilution of $3.91 per share (or approximately 71.1% to purchasers of shares of Common Stock in this Offering). The following table illustrates this dilution on a per share basis:

Assumed public offering price per share...........................             $    5.50
  Pro forma net tangible book value per share before Offering.....  $   (1.30)
  Increase in net pro forma tangible book value per share
   attributable to this Offering..................................       2.89
                                                                    ---------
Pro forma net tangible book value per share after Offering........                  1.59
                                                                               ---------
Dilution per share to new investors...............................             $    3.91(1)
                                                                               ---------
                                                                               ---------

- --------------
(1) The computations set forth in this table assume that the Underwriter's Overallotment Option is not exercised. If the Underwriter's Overallotment Option is exercised in full, the pro forma net tangible book value per share at February 29, 1996, as adjusted for this Offering, would have been approximately $4,698,154 or $1.82 per share and the dilution per share to new investors would have been approximately $3.68. See "Underwriting."

                            ------------------------

    The following table compares the shares of Common Stock acquired by Meridian through the date of this Prospectus, the total cash consideration paid by Meridian and the average cash price per share paid by Meridian to the price to be paid by purchasers of shares of Common Stock in this Offering:

                                                  PERCENTAGE OF
                                      SHARES OF    OUTSTANDING      TOTAL CASH     PERCENTAGE OF   AVERAGE CASH
                                       COMMON       SHARES OF      CONSIDERATION    TOTAL CASH    PRICE PER SHARE
                                        STOCK      COMMON STOCK        PAID        CONSIDERATION  OF COMMON STOCK
                                     -----------  --------------  ---------------  -------------  ---------------
Meridian...........................   1,200,000          50.0%    $     1,373,000(1)       17.2%     $    1.14
New Investors......................   1,200,000          50.0%    $     6,600,000        82.8%       $    5.50
                                     -----------       -------    ---------------  -------------         -----
                                      2,400,000         100.0%    $     7,973,000       100.0%       $    3.32
                                     -----------       -------    ---------------  -------------         -----
                                     -----------       -------    ---------------  -------------         -----

- --------------

(1) Represents the contribution by Meridian of an aggregate of approximately $1,373,000 of intercompany advances to the capital of NPI and MEPI.

                        SELECTED COMBINED FINANCIAL DATA

    The selected combined financial data set forth in the following table has been derived from the Combined Financial Statements of the Company, including the notes thereto. The statement of operations data for each of the three fiscal years ended February 29, 1996 and balance sheet data as of February 29, 1996 and February 28, 1995 are derived from the Combined Financial Statements of the Company, which have been audited by Ernst & Young LLP, independent auditors, and are included elsewhere in this Prospectus. The data set forth below should be read in conjunction with, and is qualified by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Combined Financial Statements of the Company, including the notes thereto, and the other financial information included elsewhere in this Prospectus.

                                                                      FISCAL YEAR ENDED FEBRUARY 28 OR 29,
                                                    ------------------------------------------------------------------------
                                                          1996            1995          1994        1993(1)       1992(1)
                                    FEBRUARY 29,    ----------------  ------------  ------------  ------------  ------------
                                        1996
                                    AS ADJUSTED
                                  ----------------
                                   (BALANCE SHEET
                                       ONLY)
STATEMENT OF OPERATIONS DATA:
Net sales.......................                    $   3,533,514     $  3,459,107  $  2,530,066  $  1,390,695  $         --
Operating costs and expenses:
  Costs of operations...........                        2,196,322        2,023,815     1,496,040       999,447            --
  Selling, general and
   administrative expense.......                        1,045,036          941,812       851,546       534,913           437
                                                    ----------------  ------------  ------------  ------------  ------------
                                                        3,241,358        2,965,627     2,347,586     1,534,360           437
                                                    ----------------  ------------  ------------  ------------  ------------
Income (loss) from operations...                          292,156          493,480       182,480      (143,665)         (437)
Other income (expense):
  Interest income...............                           36,185           30,009        20,192        13,019       133,598
  Interest expense..............                         (467,983)        (445,903)     (398,911)     (311,247)     (167,214)
  Equity in operations of
   affiliate....................                               --               --            --      (194,154)   (1,101,551)
                                                    ----------------  ------------  ------------  ------------  ------------
                                                         (431,798)        (415,894)     (378,719)     (492,382)   (1,135,167)
                                                    ----------------  ------------  ------------  ------------  ------------
Net income (loss)...............                    $    (139,642)    $     77,586  $   (196,239) $   (636,047) $ (1,135,604)
                                                    ----------------  ------------  ------------  ------------  ------------
                                                    ----------------  ------------  ------------  ------------  ------------

BALANCE SHEET DATA:
Total assets....................    $  6,697,108    $   2,695,708     $  2,949,563  $  2,725,612  $  2,824,341  $    815,723
Property and equipment, net.....       1,650,415        1,650,415        1,754,582     1,940,295     1,947,801     2,048,927
Advances from Meridian..........              --        2,672,929        2,448,752     1,884,509     1,635,059            --
Long-term debt less current
 portion........................       1,358,625        2,036,847        2,345,334     2,591,692     2,770,230            --
Shareholders' equity (net
 capital deficiency)............       4,564,651       (2,540,400)      (2,400,758)   (2,478,344)   (2,282,105)   (1,646,559)
Cash dividends declared per
 common share...................             N/A    $        0.00     $       0.00  $       0.00  $       0.00  $       0.00
OTHER OPERATING DATA:
Depreciation and amortization...                    $     254,586     $    257,141  $    249,580  $    163,739  $        266
Capital expenditures............                    $     140,294     $     63,510  $    114,856  $     99,086  $    256,358

- ----------------

N/A -- Not applicable.

(1) As described in note 1 to the Combined Financial Statements included elsewhere in this Prospectus, effective July 1, 1992 Meridian became the sole owner of the corporate general partners of EPIC. Prior to July 1, 1992, Meridian accounted for its 50% investment in EPIC by the equity method of accounting and, subsequent to July 1, 1992, Meridian consolidated EPIC into its accounts.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion and analysis should be read in conjunction with the Combined Financial Statements of the Company, including the notes thereto, included elsewhere in this Prospectus.

OVERVIEW

    From September 25, 1989 (inception) through February 28, 1991, the Company was considered a development stage company during which its principal business activities were constructing a paint waste recycling plant, hiring personnel and commencing initial operations of the plant. During the next four fiscal years, the Company increased its revenues and level of operations each fiscal year by identifying generators of processible paint wastes and convincing them to use the Company's environmentally sound services instead of using the more traditional, short-term, lower cost methods of disposal. The Company's revenues increased from approximately $2,500,000 in the fiscal year ended February 28, 1994 ("Fiscal 1994") to approximately $3,500,000 in each of the fiscal years ended February 28, 1995 ("Fiscal 1995") and February 29, 1996 ("Fiscal 1996"). In these last two fiscal years, the Company operated at or near its paint waste processing capacity. The Company plans to install an estimated $2,200,000 Polymeric Recovery System at its Toledo, Ohio facility to provide a 50% capacity increase to the Company's existing paint waste processing operations. See "Business."

    Although the Company reported net income for the first time in Fiscal 1995, in Fiscal 1996 the Company reported a net loss of $139,642. However, the Company incurred $296,000 of license related fees for the Polymeric Recovery System during Fiscal 1996, compared to $63,000 of such fees in Fiscal 1995. Because the Company's addition to its Toledo, Ohio facility utilizing the Polymeric Recovery System is not expected to be operational until November 1996, there were no revenues derived from the Polymeric Recovery System to offset this expense. See "Business -- License Agreements" and "-- Description of Processes."

RESULTS OF OPERATIONS

    FISCAL 1996 COMPARED TO FISCAL 1995

    REVENUE. Net sales increased 2% in Fiscal 1996 compared to Fiscal 1995. This modest sales increase is the result of the Company operating at or near capacity for the past two fiscal years compared to much larger revenue increases in prior periods. The Company's operating costs as a percentage of revenues were 62.2% in Fiscal 1996 compared to 58.5% in Fiscal 1995. This percentage increase in operating costs primarily relates to a substantial increase in expenses related to the Polymeric Recovery System in Fiscal 1996 (described above) as well as increases in wages and benefits. These operating cost increases were partially offset by a decrease in DryPure-TM- powder processing costs.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. In Fiscal 1996, the Company's selling, general and administrative expenses increased $103,000 (or 11%)
compared to Fiscal 1995 primarily due to increases in salaries, wages and benefits.

    INTEREST EXPENSE. Interest expense increased $22,000 (or 5%) in Fiscal 1996 compared to Fiscal 1995. This increase resulted from higher average outstanding advances from Meridian during the period but was partially offset by a decrease in interest expense related to the Company's mortgage note payable to the Toledo-Lucas County (Ohio) Port Authority due to principal payments decreasing the outstanding mortgage note payable balance.

    INCOME TAXES. The Company had, as of February 29, 1996, net operating loss carryforwards for federal tax purposes of approximately $2,288,000. These net operating loss carryforwards, to the extent not utilized in Meridian's consolidated federal income tax return for its taxable year ending February 28, 1997, will be available for the reduction of future federal income tax. The Company's ability to utilize such net operating loss carryforwards will be limited by Section 382 of the Code. The net operating loss carryforwards begin expiring in fiscal 2005. See "Risk Factors -- Effect of Offering on Tax Net Operating Losses" and "Certain Federal Income Tax Considerations -- Ownership Change and Limitation of Losses, Credits and Deductions."

    FISCAL 1995 COMPARED TO FISCAL 1994

    REVENUE. Net sales increased $929,000 (or 37%) in Fiscal 1995 compared to Fiscal 1994. The sales increase was mainly due to the continued increases in volume of and prices charged for paint wastes processed by the Company. The Company operated near capacity for most of Fiscal 1995, sustaining this operating achievement for the first time in its history. The Company's operating costs as a percentage of revenues were 58.5% in Fiscal 1995 compared to 59.1% in Fiscal 1994. This percentage improvement in operating costs in Fiscal 1995 compared to Fiscal 1994 primarily reflects the Company operating at or near capacity through Fiscal 1995 and the resultant positive effect of spreading fixed costs over higher processing volumes.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. In Fiscal 1995, the Company's selling, general and administrative expenses increased $90,000 (or 11%) compared to Fiscal 1994 primarily due to increases in salaries, wages and benefits reflective of the growth of the business.

    INTEREST EXPENSE. Interest expense increased $47,000 (or 12%) in Fiscal 1995 compared to Fiscal 1994. This increase resulted from higher average outstanding advances from Meridian during Fiscal 1995 but was partially offset by a decrease in interest expense related to the Company's mortgage note payable to the Toledo-Lucas County (Ohio) Port Authority due to principal payments decreasing the outstanding mortgage note payable balance.

LIQUIDITY AND CAPITAL RESOURCES

    Historically, the Company has satisfied its operating cash requirements through a combination of: (i) advances from Meridian; (ii) borrowings from Haden Purification; and (iii) its operating activities. As the Company's business developed and expanded and as operating results improved correspondingly, the Company was able to meet a greater portion of its cash needs from operations.

    The Company generated positive cash flow from operating activities of $230,000 for Fiscal 1996 compared to negative cash flow of $1,000 for Fiscal 1995. A significant increase in accounts payable in Fiscal 1996 and a significant increase in accounts receivable in Fiscal 1995 resulted in this cash flow fluctuation. In general, the cash flow from operations fluctuates based on the timing of cash receipts and payments, especially accounts receivable and accounts payable.

    On December 15, 1989 the Company issued a mortgage note to the Toledo-Lucas County (Ohio) Port Authority. The mortgage note had a principal balance of approximately $3,304,000 at February 29, 1996. Haden Purification has assumed liability for one-half of the remaining principal and interest payments under the mortgage note. Accordingly, the Company has recorded a liability of approximately $1,652,000 at February 29, 1996 for the portion of the mortgage note not assumed by Haden Purification even though the Company remains liable for the entire outstanding mortgage note debt. The mortgage note bears interest at 8 1/2% and is secured by substantially all of the property and equipment of the Company, which had a net book value of approximately $1,650,000 at February 29, 1996. The Company's monthly principal and interest payments on the portion of the mortgage note not assumed by Haden Purification are $36,500. Additionally, under the terms of the mortgage note approximately $300,000 of the Company's assets are held in a primary reserve fund by a trustee to meet debt service requirements in certain circumstances. Meridian is a guarantor of one-half of the outstanding mortgage note debt. In the event that Haden Purification defaults on the debt it assumed, the Company will be liable for repayment of the entire outstanding mortgage note principal balance of approximately $3,304,000, which would have a materially adverse impact on the financial condition and liquidity of the Company. See "Risk Factors -- Debt Service" and "-- Absence of Continuing Financial Support from Meridian; Dependence on Guaranty."

    Net purchases of property and equipment for Fiscal 1996 aggregated $140,294.

    The Company anticipates that the net proceeds from this Offering, together with projected cash flow from operations and proceeds from anticipated industrial development revenue bond financing, will be sufficient to fund the Company's operations, including its proposed Toledo, Ohio expansion, for the next three years. If the Company's assumptions change or prove to be inaccurate or the net proceeds from this Offering prove to be insufficient, the Company may be required to curtail its expansion activities or seek additional financing through the sale of additional debt or equity securities or borrowing from banks or other sources. There can be no assurance that such financing would be available or, if available, that it will be available on terms acceptable to the Company. In the event that the Company is unable to obtain appropriate industrial development revenue bond financing or other conventional financing for the planned Toledo, Ohio expansion, the Company may be unable to fund its proposed expansion program. See "Risk Factors -- Debt Service" and "Use of Proceeds."

    The Company has agreed, for a period of 18 months after the date of this Prospectus, not to issue any shares of Common Stock or convertible Preferred Stock or any warrants, options or other rights to purchase Common Stock or convertible Preferred Stock without the prior written consent of the Underwriter, except (i) options to purchase up to 254,000 shares of Common Stock, 253,250 of which have been granted effective upon the completion of this Offering, (ii) shares issuable upon exercise of such options, and (iii) shares issuable upon exercise of any warrants or options outstanding on the date of this Prospectus or to be outstanding upon the completion of this Offering as described herein. See "Underwriting."

    The use by the Company of a portion of the net proceeds from this Offering to (i) pay-off an aggregate of $650,000 principal balance of two short-term notes payable, and (ii) repay $1,300,000 of advances from Meridian will not negatively impact the Company's ability to pay its debts as they become due. See "Use of Proceeds."

                                    BUSINESS

GENERAL

    The Company is one of the first commercial paint waste recyclers in the United States. Since 1991, the Company has processed over 60,000,000 pounds of paint waste through its recycling facility. The Company processes hazardous and non-hazardous industrial paint waste for its customers and creates a raw material that can be used in commercial industrial products. In addition to offering its customers an alternative that the Company believes provides the best commercially available technology to eliminate the "cradle to grave" disposal liability otherwise associated with the generation of hazardous paint waste, the Company's recycling technologies protect the environment, conserve vital resources and offer a responsible solution to many of today's paint waste disposal problems. The Company currently is in the process of installing a Polymeric Recovery System, a second generation of paint waste recycling technology that will not only increase the Company's processing capacity, but will also produce a recycled product that can be sold by the Company for use in a broad range of industrial applications and that, overall, will offer generators of paint waste a more cost-effective method of managing paint waste.

    The Company markets its paint waste recycling services to businesses that have spray painting operations that collect paint overspray (wastes) in waterfall spray booths. The Company's marketing activities are concentrated in the midwest region of the United States where over 80% of its revenues are generated, with the majority of annual revenues derived from customers in the automotive assembly business. The Company's customers generally are environmentally conscientious and demand that the Company maintain stringent quality controls. The Company has established a reputation in the industry of consistent customer service by addressing these customer needs. Because the Company provides an alternative to the potential long-term liability associated with landfill disposal of paint waste, many customers conduct thorough reviews and audits of the Company's operations, including the Company's compliance with environmental laws and regulations.

    Since the Company began marketing its services in 1991, the major barrier to successfully selling the Company's services has been the cost of the Company's recycling services compared to the cost of the two main disposal alternatives, landfill and incineration. Using the Company's current technology (the DryPure-TM- system), paint waste generators pay two to four times more to recycle paint waste as compared to landfill and incineration. The major difference between the Company's services and the disposal alternatives is that the disposal alternatives pose the potential for significant, long-term costs. Over the past five years, the Company has been successful in convincing many paint waste generators to select the environmentally sound alternative of the Company's recycling services which substantially eliminates their potential long-term liability.

    The Company's current business strategy is to grow its business by commercializing the Polymeric Recovery System technology through the following steps: (i) installation of an estimated $2,200,000 Polymeric Recovery System at its Toledo, Ohio facility to provide a 50% capacity increase to the Company's existing paint waste processing operations; (ii) construction and operation of five Polymeric Recovery Systems on-site at automotive assembly plants in the United States; (iii) construction of a second facility using the Polymeric Recovery System in the southeast region of the United States to serve the market of small and medium size automotive assembly plants; and (iv) selling EPI-MER-TM- (the recycled product produced by the Polymeric Recovery System) for use as a low-cost replacement of raw materials that are used in the formulation of a wide range of industrial products. The Company believes that as a result of the implementation of its business strategy to commercialize the Polymeric Recovery System (a) generators of paint waste will now be able to purchase and use materials that incorporate EPI-MER-TM- in the manufacture of their finished products and (b) the increased revenue generated by EPI-MER-TM- sales will allow the Company to provide more favorable and competitive pricing for paint waste recycling.

DEVELOPMENT OF THE PAINT WASTE RECYCLING BUSINESS

    Increased public awareness of the harmful effects on the environment and public health due to the unmonitored disposal of wastes has resulted in extensive federal, state and local laws and regulations governing the handling and disposal of waste products. These laws and regulations impose stringent standards on the management of wastes and provide substantial liabilities for violators who knowingly or unknowingly fail to comply with applicable regulatory requirements. Generators of hazardous wastes such as hazardous paint waste are faced with continuing liability without regard to fault for certain past and present disposal practices. Additionally, in the event that a landfill is declared a Superfund clean-up site, generators of paint waste that was disposed of in the landfill may be targeted as "potentially responsible parties" and, as a result, incur significant litigation expense defending themselves. Recycling, as opposed to other disposal alternatives, greatly reduces, if not eliminates, the continuing liability of the waste generator. In response to the federal, state and local regulatory environment, a market has developed for companies with appropriate recycling facilities and the expertise necessary to comply with existing regulatory requirements.

    Paint wastes, because of their stickiness and leaching characteristics, are one of the most difficult wastes to legally dispose of and therefore pose a significant disposal problem for their generators. Approximately 40% to 60% of the paint used in industrial spray painting processes becomes waste that requires disposal or recycling. Currently, the only legal disposal methods available for paint wastes are landfill and incineration. While the short-term costs associated with landfilling (currently the most widely-used disposal method) are less than the short-term costs of incineration, generators using this method of paint waste disposal could be "potentially responsible parties" for liabilities associated with remediation of landfills where their paint waste has been disposed. Additionally, there continues to be a trend in the regulatory environment toward greater restrictions and liabilities associated with landfilling, including the disposal of paint wastes. As a result, many generators are electing to use incineration which is a more expensive disposal process than direct disposal into landfills. Incineration involves either (i) directly consolidating paint wastes into a concentrated form (ash) which contains the hazardous constituents (heavy metals) of the paint waste, which must then be disposed of in a landfill, and accordingly involves, similar to direct landfilling, potential long-term costs, or (ii) fuel blending, in which solvent laden paint waste is blended into specific fuel mixtures for incineration in cement kilns. However, fuel blending cannot be used for a majority of paint wastes and is more expensive than direct incineration.

    Recycling of waste materials is considered by the U.S. EPA to be a desirable means of reducing waste. According to the U.S. EPA's definition, recycle is a broad term that includes "to use, reuse, or reclaim." A material is reclaimed if it is processed to recover a useful product or if it is regenerated. When customers send paint waste to the Company's facility, the Company reclaims the paint waste by processing it to recover a useful product. The U.S. EPA encourages this type of waste management because it preserves limited landfill space. Avoiding the need to place hazardous paint waste in landfills also allows generators to significantly reduce the threat of incurring liability under the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), also known as Superfund liability.

    In early 1989, Meridian became aware of the magnitude of the disposal problems facing generators of paint wastes and learned of a unique process for the handling of these wastes. The process, known as DryPure-TM- and patented by Haden Environmental, heats the paint wastes, driving off liquids and volatile organic compounds, resulting in a dry, inert powder that represents a reduction in the volume of paint waste by up to 90%.

    Originally DryPure-TM- systems were sold directly to automobile manufacturers which disposed of the resultant dry powder from the process in landfills. Meridian recognized that small and mid-size paint waste generators presented a market for the DryPure-TM- system. In addition, Meridian began exploring the possibility of selling the resultant dry powder, EPI-PURE-TM-, and was successful in finding commercial applications for it. In 1989, as a result of Meridian's success in finding applications and markets for EPI-PURE-TM-, Meridian and Haden Purification formed EPIC as a general partnership for the purpose of constructing commercial facilities to recycle paint wastes. EPIC commenced commercial operations at its newly-constructed paint waste recycling facility in Toledo, Ohio in March 1991. In 1992, Haden Purification terminated its 50% partnership interest in EPIC and NPI and MEPI, wholly-owned subsidiaries of Meridian, became the sole general partners of EPIC.

    In September 1995, EPIC entered into a license agreement with Aster which developed a new paint waste recycling process known as the Polymeric Recovery System. In the Polymeric Recovery System,
patented technology is used to process paint waste in a reaction vessel under low heat to drive off the volatile organic compounds and moisture. The resin, pigment and fillers that remain are not cured but are further compounded with proprietary additives producing a putty-like material known as EPI-MER-TM-, a recycled product that can be formulated as an additive, plasticizer, resin extender or filler in vinyl or butyl adhesive and sealant applications. The formulated material has the performance characteristics of virgin materials but has a substantially lower formulation cost. The Company is currently implementing an estimated $2,200,000 facilities and equipment expansion of its Toledo, Ohio facility to commercialize the Polymeric Recovery System.

PAINT WASTE PROCESSING MARKET

    The Company believes that the annual worldwide generation of paint waste exceeds 3.7 billion pounds, approximately 2.8 billion pounds of which are generated in the United States. The Company anticipates processing approximately 22,000,000 pounds of paint waste in fiscal 1997, which represents less than 1% of the paint waste generated in the United States. The Company plans to continue to increase its market share of paint waste processing and recycling through the expansion of processing capacity at its Toledo, Ohio facility and installing and operating Polymeric Recovery Systems at the Company's customers' plants. The Company believes that on-site facilities will be attractive to large quantity paint waste generators due to transportation and other cost savings. In addition, the Company plans to build an additional stand-alone plant in the southeast region of the United States similar to the Company's Toledo, Ohio facility utilizing the Polymeric Recovery System to expand the Company's capacity in new geographic areas. The Company believes that its presence in the industry provides it the ability to seek out and assess new paint waste recycling technologies that could enable it to even further expand its processing capability. See "Risk Factors -- Commercial Viability of the Polymeric Recovery System."

    The Company intends to target the domestic automobile market for the sale of on-site facilities. This market represents approximately 10% of the total U.S. paint waste market. There are 68 automotive assembly plants in the United States, 34 of which each generate from 2,775,000 to 7,400,000 pounds of paint waste annually. The Company plans to initially target these 34 automotive assembly plants for its on-site facilities and, secondarily, target the paint and coating market, which produces approximately 950,000,000 gallons of paint annually. See "Risk Factors -- Commercial Viability of the Polymeric Recovery System."

    Besides domestic automobile manufacturers, substantial quantities of paint waste is generated by companies that manufacture automotive sub-assemblies, consumer durable goods, furniture, airplanes, buses, recreation vehicles, boats and trains. In addition, paint manufacturers and paint waste brokers also provide paint waste to the market.

RECYCLED PRODUCT MARKET

    Paints and coatings are compounded polymeric materials that have chemical composition similar to other classes of compounded polymeric materials such as sealants, adhesives, plastics and rubbers. Because paints are used as decorative and protective coatings, they must possess durability properties under various aging conditions. The same is true for the other compounded polymeric materials mentioned above. Therefore, the ingredients in paints are useful in other classes of materials that require superior aging resistance. The materials which comprise paints, resins, pigments, stabilizers, flow modifiers, plasticizers, curing agents, adhesion promoters and fillers can be recovered from paint waste so long as the paint has not cured.

    The Polymer Recovery System recovers certain materials from the paint waste to produce EPI-MER-TM- which can re-utilized as a replacement for formulated virgin materials that typically cost from two to five times more than the projected selling price for EPI-MER-TM-. The initial target markets for EPI-MER-TM- are manufacturers of the following compounded polymer products: vinyl plastisols, hot melts, adhesives, pressure sensitive adhesives, caulks, mastics, paint and coatings. EPI-MER-TM- sales will be concentrated in the sealants, adhesives and plastics markets, which collectively have an annual market volume in the United States of approximately 8 billion pounds. See "Risk Factors -- Sale of EPI-MER-TM-."

MARKETING STRATEGY

    Since the Company began marketing its services in 1991, the major barrier to successfully selling the Company's services has been the cost of the Company's recycling services compared to the cost of the two main disposal alternatives, landfill and incineration. Using the Company's current technology (the DryPure-TM- system), paint waste generators pay two to four times more to recycle paint waste as compared to landfill and incineration. The major difference between the Company's services and the disposal alternatives is that the disposal alternatives pose the potential for significant long-term costs. Over the past five years, the Company has been successful in convincing many paint waste generators to select the environmentally sound alternative of the Company's recycling services and substantially eliminating their potential long-term costs.

    The Company has been operating near capacity for the past two fiscal years. Therefore, the Company has focused its overall marketing efforts on customer satisfaction and maintenance of relationships instead of primarily targeting new customers, which was the focus of the Company's marketing efforts during the first three fiscal years of its operations.

    The installation of the Polymeric Recovery System in the Toledo, Ohio facility, which is scheduled to be operational in November 1996, will provide a 50% increase in the Company's existing paint waste processing operations. In order to fill this capacity, the Company will increase its marketing efforts towards obtaining new customers while maintaining its current customer base. The Company's expanded marketing focus will also encompass the sale of EPI-MER-TM-that the Company plans to market as a low-cost raw material substitute for numerous industrial use products. As a result of the Polymeric Recovery System, generators will now be able to purchase and use materials that incorporate EPI-MER-TM- in the manufacture of their finished products. Additionally, the Company believes that the increased revenue generated by the EPI-MER-TM- sales will allow it to provide more favorable and competitive pricing for paint waste recycling. However, the Company has yet to sell any EPI-MER-TM- for use in industrial products and there can be no assurance that the Company will be able to sell EPI-MER-TM- on a profitable basis. See "Risk Factors -- Sale of EPI-MER-TM-" and "-- Commercial Viability of the Polymeric Recovery System."

    The Company plans to sell, construct, install and operate the Polymeric Recovery System equipment on-site at generators' facilities. Management believes this marketing strategy will be attractive to the Company's customers because the on-site facilities will enable generators of paint waste to significantly decrease their cost of processing paint waste through the elimination of transportation costs. The on-site installation of Polymeric Recovery System facilities is economically feasible because the cost of equipment to process paint waste using the Polymeric Recovery System is about 50% less than the DryPure-TM- system. Management plans to initially market the on-site Polymeric Recovery System facilities to larger automotive assembly plants in the midwestern region of the United States where the Company has an established market relationship and several existing customers in this market category. Management currently estimates that two years will be required to develop the market for on-site Polymeric Recovery Systems. In addition to charging a fee for processing paint waste at on-site facilities, the Company plans to sell the EPI-MER-TM- generated by the Polymeric Recovery System. However, there can be no assurance that the Company will be able to construct and operate the Polymeric Recovery System in a way that will allow it to recycle paint waste in a commercially viable manner. See "Risk Factors -- Commercial Viability of the Polymeric Recovery System."

    In addition to the installation of the estimated $2,200,000 Polymeric Recovery System in the Company's Toledo, Ohio facility and the marketing of on-site facilities, the Company plans to increase its revenue through the construction of a second Polymeric Recovery System processing and recycling plant in the southeastern region of the United States to accommodate that geographic market which includes smaller and medium sized automotive assembly plants generating approximately 925,000 to 3,700,000 pounds of paint waste annually. Management estimates a cost of $3,000,000 (excluding start-up costs) to build this second plant which management projects will increase the Company's annual processing and recycling capacity by approximately 12,000,000 pounds. Management currently estimates that construction of the second plant will commence during 1997 and be completed in late 1998. The Company has not selected a location in the southeast region of the United States or developed plans for the construction of the second facility. Management projects that the second plant will be operating at full capacity within two years of the completion of construction. See "Risk Factors -- Commercial Viability of the Polymeric Recovery System."

    The sales of EPI-MER-TM- will be handled through direct selling efforts and manufacturer's representatives who specialize in selling raw materials to formulators. Currently, the Company is interviewing two such organizations and expects to finalize sales agreements by the end of August 1996. Direct sales personnel and manufacturers' representatives will be sufficient to provide sales coverage across a full line of potential formulators that would use 100% of the EPI-MER-TM- produced. The Company believes that individual sales to formulators will typically involve large quantities of EPI-MER-TM-. Because formulation and acceptance of a reformulated compound takes time for testing and acceptance, the Company will build an inventory of EPI-MER-TM-, which will demonstrate that the EPI-MER-TM- is available for use.

CUSTOMERS AND MARKETING

    The Company markets its paint waste recycling services to businesses that have spray painting operations that collect paint overspray (wastes) in waterfall spray booths. The Company's marketing activities are concentrated in the midwest region of the United States where over 80% of its revenues are generated, with the majority of annual revenues derived from customers in the automotive assembly business. The Company's customers generally are environmentally conscientious and demand that the Company maintain stringent quality controls. The Company has established a reputation in the industry of consistent customer service by addressing these customer needs. Because the Company provides an alternative to the potential long-term liability associated with landfill disposal of paint waste, many customers conduct thorough reviews and audits of the Company's operations, including the Company's compliance with environmental laws and regulations.

    The  Company  utilizes  a direct  sales  force  to market  its  services. In addition, the Company generates sales through the use of manufacturer representatives and waste management brokers. Typically, the Company enters into one-year agreements with its customers to process and recycle their paint waste. Because generators of paint waste and the Company need to carefully control the shipment and processing of paint waste, upon execution of an agreement the Company establishes a long-term schedule for delivery and processing of the customer's paint waste at the Company's Toledo, Ohio facility. For the fiscal year ended February 29, 1996, ARK, Inc. (American Recycling of Kentucky) and Subaru-Isuzu Automotive, Inc. represented approximately 16% and 11% of the Company's sales revenue, respectively.

COMPETITION

    Presently, approximately 99% of paint waste nationally is disposed of through landfills or by incineration, and approximately 1% is processed and recycled by methods utilized by the Company and its competitors. The Company is aware of three other companies, including Haden Environmental, that compete directly with the Company by providing processing and recycling services to generators of paint waste. These competitors utilize similar methods of thermal drying to those of the Company; however, over the years the Company has developed the capability to process a broader range of paint waste than its competitors. In addition, management believes that the implementation of the Polymeric Recovery System and sales of EPI-MER-TM- will give the Company a competitive advantage by providing a higher value, recycled product for use as a raw material in industrial products. Furthermore, the Company believes that the increased revenue generated by EPI-MER-TM- sales will allow it to provide more favorable and competitive pricing for paint waste recycling. See "Risk Factors
- -- Sale of EPI-MER-TM-."

    Competitive factors in paint waste processing or disposal include price, service and the potential long-term costs associated with paint waste generation and disposal. While paint wastes generally can be landfilled or incinerated at a lower initial cost than recycling, these disposal methods expose the generators to potential long-term liability or litigation expense under stringent federal and state regulations. On the other hand, although the costs of the Company initially are greater than landfill or incineration, the Company's recycling process substantially eliminates continuing generator costs. Landfill and incineration are provided by national, regional and local companies, many of which have substantially greater resources than the Company. In addition, the Company's direct recycling competitors have substantially greater financial, marketing and other resources than the Company. There can be no assurance that one of the Company's competitors or a new competitor will not develop a method of recycling paint waste which is more efficient and profitable than the methods currently employed by the Company. Additionally, there can be no assurance that large industrial customers or other waste management companies will not attempt to develop their own methods of recycling or otherwise minimizing, treating or disposing of wastes. See "Risk Factors -- Competition."

    The Company's business is dependent on the continued use of waterfall spray booths by companies that perform spray painting. The introduction of new technology that replaces waterfall spray booths would have a material adverse effect on the financial condition, operations and liquidity of the Company. See "Risk Factors -- Competition."

LICENSE AGREEMENTS

    DRYPURE-TM- SYSTEM. EPIC has a non-exclusive, perpetual license from Haden Environmental to use the DryPure-TM- system for recycling paint waste at its Toledo, Ohio facility. Haden Environmental is not permitted to grant a license for the DryPure-TM- system to any third party paint waste processor through June 1998 within 200 miles of Toledo, Ohio, which encompasses the industrial center of the midwestern region of the United States and a significant portion of the Company customer base. Additionally, through June 1998 Haden Environmental is not permitted to grant a license for the DryPure-TM- system outside the 200-mile exclusivity radius to any third party paint waste processor without first offering EPIC a 30-day right of first refusal on the location (but not price) of the proposed new facility. The exclusivity provisions only apply to third-party paint waste processors such as EPIC, and do not apply to the sale or lease of the DryPure-TM- system to businesses which use the DryPure-TM- system to process paint waste or other wastes which they generate (E.G., Chrysler, Ford, Toyota, Caterpillar). As a result, Haden Environmental may directly compete with the Company's plans for on-site Polymeric Recovery Systems. The Company is required to pay, through June 1998, Haden Environmental a throughput charge of $10 per cubic yard of paint waste processed through the DryPure System-TM-. The throughput charges are estimated to aggregate $170,000.

    POLYMERIC RECOVERY SYSTEM. EPIC has an exclusive, world-wide (except for Mexico) perpetual license for the use of patented mechanical and chemical technology from Aster which comprise the Polymeric Recovery System. EPIC pays royalties to Aster based on pounds of paint waste processed annually. The license agreement requires EPIC to pay royalties on a minimum of 1,850,000 pounds of raw paint waste for the year ended September 1996, 3,700,000 pounds for the year ended September 1997, 5,000,000 pounds for the year ended September 1998 and 7,000,000 pounds for each year thereafter. The royalty fees are subject to an adjustment in September 1998 based on the consumer price index. EPIC also pays hourly fees to Aster for technical and manufacturing services, and is required to pay $40,000 to Aster in March 1997 in settlement of a third party claim to the technology licensed by EPIC. Although the term of the license agreement is perpetual, EPIC may terminate the license agreement at any time after August 21, 1996 if it determines that profits on the licensed technology are insufficient. Aster may terminate the license agreement if EPIC fails to meet its financial obligations or violates any term of the license agreement and fails to remedy such breach within 30 days after written notification by Aster. Total payments by the Company to Aster may not fall below a minimum of $20,000 per month unless the Company first provides Aster with six months advance notice. At the end of the six-month notice period, the Company's license of the Polymeric Recovery System becomes non-exclusive.

    EPIC has a right of first refusal to match any offer to purchase either Aster or the Polymeric Recovery System. The license agreement also provides for a decrease in the royalty payments made by EPIC in the event that the inventor of the licensed technology is either no longer affiliated with Aster or is unable to provide technical services to EPIC. EPIC is permitted to grant sublicenses of the Polymeric Recovery System after obtaining the written consent of Aster. EPIC and Aster will share equally in the proceeds from sub-licensed operations outside the United States (other than Mexico).

DESCRIPTION OF PROCESSES

    DRYPURE-TM- SYSTEM.

    The Company currently processes over 95% of its paint waste using the DryPure-TM- system. After testing all incoming paint waste from customers for unacceptable contaminants, the paint waste is off-loaded into hoppers for transfer to the DryPure-TM- system. At the beginning of the DryPure-TM- process, the paint waste is pumped into a thermal fluid dryer where dual Holo-flite screws filled with 600-degree Fahrenheit oil, indirectly heat the paint waste to 450 degrees Fahrenheit. This heating reaction drives off volatile compounds, leaving solids consisting of cured cross-linked resins in the form of a powder. The solids are then passed through a screen separating the cured powder from uncured paint waste, which is then returned to the dryer for further processing. Liquids that flash off during the process are captured in a vapor dome and are routed to the DryPure-TM- waste heat boiler. In this boiler, captured vapors are combusted as a supplemental fuel with natural gas at 1,400 to 1,600 degrees Fahrenheit for a dwell time of two seconds and the thermal energy is recycled back into the system to heat the dryer. From dryer to heat exchanger, the entire closed-loop process is carefully monitored by the Company's computer system and a continuous emissions monitor checks the stack emissions to verify and record that the vapors have been completely destroyed.

    Within the DryPure-TM- system, stack emissions comply with U.S. EPA standards and EPI-PURE-TM-, the resultant powder from the DryPure-TM- system, tests below the U.S. EPA's allowable level for leachates. With the Company's two continuous-process DryPure-TM- units in operation, nearly 72,000 pounds of paint waste can be processed in a 24-hour period. In the last five fiscal years, the Company has processed over 62,000,000 pounds of paint waste into approximately 12,000,000 pounds of EPI-PURE-TM-. The Company has sold over 10,000,000 pounds of EPI-PURE-TM- to the construction industry for use as a raw material in roof mastic, concrete block, control-low-strength materials and other construction products.

    POLYMERIC RECOVERY SYSTEM.

    The Polymeric Recovery System, the Company's new licensed technology, is considered by the Company to be a significant advance in industrial paint waste recycling technology. Certain paint wastes, once considered non-recyclable, such as epoxy resins, latex paints and inks, can be processed and reused by the same industries that produced them. In the Polymeric Recovery System, quality analysis tests are performed to determine the necessary ingredients that must to be added to the paint waste to control its final stage physical properties. After consolidating the additives and the paint waste in a 2,000-gallon pre-conditioning vessel, the mixture is pumped into a 3,000-gallon reactor which resembles a pressure cooker and is processed for several hours under vacuum and lower heat than utilized under the DryPure-TM- system (less than 300 degrees Fahrenheit) to drive off the volatile organic compounds and moisture. The resin, pigment and fillers that remain are not cured but are further compounded with proprietary additives producing a putty-like material known as EPI-MER-TM-, a recycled product which can be formulated as an additive, plasticizer, resin extender or filler in vinyl or butyl adhesive and sealant applications. The formulated material has the performance characteristics of virgin materials but has a substantially lower formulation cost. Although the Company has not sold any EPI-MER-TM-, over ten manufacturers of sealants and adhesives are currently testing samples of EPI-MER-TM- in order to analyze the compatibility of EPI-MER-TM- for formulation into their final products. See "Risk Factors -- Sale of EPI-MER-TM-."

    A pilot facility using the Polymeric Recovery System is currently being operated in Dayton, Ohio. The installation of the Polymeric Recovery System at the Company's Toledo, Ohio facility is expected to be completed in November 1996. The Company has designed the addition to its Toledo, Ohio facility and ordered all the equipment and parts required to build the Polymeric Recovery System. Construction commenced in June 1996. The Company's Polymeric Recovery System, which will be approximately five times larger than the pilot facility, will use approximately 8,000 square feet of plant space in the Company's Toledo, Ohio facility. The pilot facility has been used to recycle approximately 1,170,000 pounds of paint waste and has produced approximately 520,000 pounds of EPI-MER-TM-.

    For the past two fiscal years, the Company has been operating its Toledo, Ohio plant near its capacity using three shifts which represents an annual processing capability of approximately 18,500,000 pounds of paint waste. Annual paint waste processing capacity should approximate 27,750,000 pounds after the Company completes the estimated $2,200,000 Polymeric Recovery System installation.

RAW MATERIALS

    In the DryPure-TM- system, trap rock (a small, inexpensive stone) is used to facilitate heat transfer, to keep paint waste from adhering to the equipment and to reduce the size of the EPI-PURE-TM- particles. In the Polymeric Recovery System, a plasticizer and potassium hydroxide are added to the paint waste to control the final stage physical properties of the EPI-MER-TM-. Each of these additives is readily available at reasonable prices.

BACKLOG

    The Company's operations typically process shipments within a relatively short time of receipt. Accordingly, no large volume of paint waste is stored at the Company's Toledo, Ohio facility at any time. Because the generators and the Company need to carefully control the shipment and processing of paint waste, upon execution of a sales contract the Company establishes a long-term schedule for delivery and processing of the customer's paint waste at the Company's Toledo, Ohio facility. Accordingly, the Company normally has its maximum processing capacity scheduled for one to three months in advance.

ENVIRONMENTAL STANDARDS AND GOVERNMENT REGULATION

    The Company's business currently consists of the recycling of paint waste. Each aspect of this business is subject to significant federal, state and local environmental regulations. Based upon current laws and regulations, the Company believes that its policies, practices and procedures substantially comply with current applicable environmental laws and regulations. No assurance can be given that future changes in such laws, regulations, or interpretations thereof, or changes in the nature of the Company's operations, will not have a material adverse effect on the financial condition, operations and liquidity of the Company.

    Recycling of hazardous paint wastes currently comprises from 25% to 40% of the Company's sales volume, with remaining volume consisting of non-hazardous paint wastes. Volatile gases are generated from hazardous waste in the recycling process and are used as a supplemental fuel in the Company's waste heat boilers. In July 1994, the Company submitted an application with the U.S. EPA for an operating permit identified as a "Part B" permit, which, as a processor of hazardous paint waste, the Company is required to have. In connection with its Part B permit application, the Company has requested authorization to store hazardous paint waste which will enhance its operating efficiencies. The Company currently is operating under interim status until a final resolution of its application for a Part B permit is reached. Historically, the U.S. EPA has taken several years to review submitted applications for permits of this type. There can be no assurance that the U.S. EPA will issue a Part B permit to the Company, or, if such a permit is issued, whether the operational and control conditions of the permit will allow the Company to continue operations in a profitable manner. The U.S. EPA's denial of a Part B permit could also adversely impact the Company's relations with its customers. Although the Company continually evaluates its alternatives in the event that its application for a Part B permit is denied, denial of such permit could have a material adverse effect on the financial condition, operations and liquidity of the Company. See "Risk Factors
- -- U.S. EPA Permit."

    The Company's comprehensive recycling program meets the objectives of the federal Resource, Conservation and Recovery Act ("RCRA") by processing a hazardous paint waste stream into a new raw material for beneficial reuse in a manufacturing process, thereby ending a generator's potential long-term liability. Equipment that is used to recycle solid and hazardous wastes are not subject to hazardous waste permits or other management standards, except air emissions controls under RCRA. However, paint wastes which meet the hazardous waste listing criteria or exhibit one or more hazardous waste characteristics must be managed as a hazardous waste prior to the recycling activities. The Company is not required to have a storage permit for hazardous waste because it does not currently store any such material at its Toledo, Ohio facility. Additionally, a water discharge permit is not currently required because the DryPure-TM- system does not result in the discharge of fluids to a sewer system or outside the facility. The Company intends to obtain a water discharge permit in connection with the operation of the Polymeric Recovery System. There can be no assurance that the Company will be able to obtain a water discharge permit.

    After a generator's waste paint has been processed, the Company issues a Recycle Certificate evidencing the Company's comprehensive manifesting and tracking system and including the paint waste's original manifest number, dates of processing and ultimate disposition. The information becomes a permanent record of the Company and can be recalled/supplied if and when the generator has a need to validate its recycle program in the future.

    Environmental legislation and regulations have changed rapidly in recent years, and it is possible that the Company will be subject to increasingly stringent environmental standards in the future. The Company may be required to make significant additional expenditures relating to the environmental matters on an ongoing basis in order to maintain its current and future operations. There can be no assurance that any such expenditures, or other expenditures and penalties resulting from unforeseen circumstances, administrative actions or liabilities relating to environmental matters, will not have a material adverse effect on the financial condition, operations and liquidity of the Company. Furthermore, there can be no assurance that new government regulations will not have a material adverse effect on the financial condition, operations and liquidity of the Company.

CORPORATE HISTORY

    Meridian, a publicly-traded holding company located in Toledo, Ohio with businesses in steel distribution and processing operations, formed the Company under Delaware law in February 1996 as a wholly-owned subsidiary to hold all of the outstanding stock and partnership interests of the subsidiaries of Meridian that comprised Meridian's paint waste recycling unit. These subsidiaries, which are now wholly-owned subsidiaries of the Company, are NPI, and MEPI, the sole general partners of EPIC. The Company issued 1,200,000 shares of Common Stock to Meridian in exchange for all of the issued and outstanding capital stock of NPI and MEPI. In addition, Meridian contributed an aggregate of approximately $1,373,000 of intercompany advances to the capital of NPI and MEPI. As a result of this Offering, Meridian's beneficial ownership of the Company's Common Stock will be reduced from 100% to 50% (or 46.5% if the Underwriter's Overallotment Option is exercised in full). See "Risk Factors -- Control by and Dependence on Meridian" and "Relationships Between the Company and Meridian."

EMPLOYEES

    As of June 30, 1996, the Company had 27 full-time employees. None of the Company's employees are covered by a collective bargaining agreement. The Company believes that its employee relations are satisfactory.

LITIGATION

    There are no material legal proceedings pending against the Company.

PROPERTIES

    The Company owns a 17,000 square foot building located in Toledo, Ohio where it conducts its paint waste recycling operations. This property and the Company's recycling equipment are subject to a mortgage securing repayment of a mortgage note issued by the Company in connection with industrial development revenue bonds issued by the Toledo-Lucas County (Ohio) Port Authority to fund the initial construction of the Company's Toledo, Ohio facility. As of February 29, 1996, the outstanding principal balance of the mortgage note was approximately $3,304,000, one-half of which Haden Purification has assumed liability for. Meridian is a guarantor of one-half of the mortgage note debt.

    The Company has subleased 1,000 square feet of administrative and sales office space on the second floor of an office building located at 810 Chicago Street in Toledo, Ohio from Ottawa River Steel Co. Ottawa River Steel Co., a wholly-owned subsidiary of Meridian, leases the property from Chicago Investors. In addition, the Company has leased a 14,000 square foot building and land located at 805 Chicago Street in Toledo, Ohio from Chicago Investors where it screens, packages and warehouses EPI-PURE-TM- product.

Chicago Investors is a general partnership in which Champlain Investors, a general partnership, has a 50% interest. William D. Feniger, Chairman of the Company's Board and Chairman, President and Chief Executive Officer of Meridian, owns a one-third interest in Champlain Investors.

    Both leases commenced March 1, 1996 and terminate February 28, 1998, with options permitting the Company to extend the lease term for three additional one-year periods. Rent payments for the 810 Chicago Street property are $585 per month for the initial two-year term, $625 per month during the first option period, $675 per month during the second option period and $725 per month during the third option period. Rent payments for the 805 Chicago Street property are $1,375 per month during the initial two-year term, $1,550 per month during the first option period, $1,700 per month during the second option period and $1,800 per month during the third option period. After the expiration of the initial lease term or, if applicable, any additional renewal term, the Company may retain possession of each property as a month-to-month tenant at the monthly rent in effect during the most recent rental period, with each lease cancelable on 60 days prior notice by either the landlord or the Company.

    The Company believes that its existing facilities are adequate in all material respects for the needs of the Company's current business operations and that the monthly rental payments are at market values that are at least as favorable to the Company as those that could be obtained from independent third parties. See "Relationships Between the Company and Meridian."

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The following table sets forth information with respect to the executive officers and directors of the Company as of the date of this Prospectus.

NAME                                             AGE                       POSITION
- -------------------------------------------      ---      -------------------------------------------
Bruce F. Maison............................          53   President, Chief Executive Officer and
                                                           Director (Class I)
Real P. Remillard..........................          64   Chief Financial Officer, Secretary and
                                                           Director (Class II)
Joseph D. Van Brackel......................          34   Treasurer and Principal Accounting Officer
Charles E. Craig...........................          53   Director (Class III)
William D. Feniger.........................          49   Chairman of the Board and Director (Class
                                                           III)
Wayne Gardenswartz.........................          49   Director (Class I)
Robert L. Hinkle...........................          57   Director (Class II)

    Set forth below is a brief background of the executive officers and directors of the Company, based on information supplied by them.

    BRUCE F. MAISON has been President and Chief Executive Officer of the Company since its inception in February 1996 and a director since June 1996. Mr. Maison has served as President of EPIC since April 1990. From 1981 to February 1990, Mr. Maison served as Vice President of International Operations for the DeVilbiss Company's Industrial and Commercial Division, a manufacturer of coating application equipment. Mr. Maison has also served as a director of the Toledo Employers Association since April 1996. Mr. Maison earned a B.S. in Business Administration from Wayne State University and is a graduate of the Executive Development Programs in Finance and New Product Development at the University of Michigan.

    REAL P. REMILLARD has been Chief Financial Officer, Secretary and a director of the Company since June 1996. Mr. Remillard was Chief Financial Officer and Vice President -- Finance of Meridian from August 1985 through February 1995, Secretary of Meridian from January 1986 through May 1996 and Treasurer of Meridian from February 1989 through May 1996. Mr. Remillard earned a B.S. from Bryant College in Accounting and Finance.

    JOSEPH D. VAN BRACKEL has been Treasurer and Principal Accounting Officer of the Company since June 1996. From June 1995 to May 1996, Mr. Van Brackel served as Corporate Accounting Manager of Meridian. From January 1994 to June 1995, Mr. Van Brackel served as Assistant Controller of Chase Brass and Copper Co. and from February 1988 to December 1993 served as Manager of Consolidations and Reporting of Vickers Inc. Mr. Van Brackel earned a B.B.A. from the University of Notre Dame.

    CHARLES E. CRAIG has been a director of the Company since June 1996. Mr. Craig has been Chairman, Chief Executive Officer and President of Tiara Motorcoach Corporation since 1990. Tiara Motorcoach Corporation is an international automotive aftermarket van, sport utility, pick-up truck and recreational vehicle conversion company. Mr. Craig is a director of Schrader, Inc. and has served on numerous charitable boards in Toledo, Ohio. Mr. Craig earned a B.S. and a M.S. in Engineering from The Ohio State University and earned a M.S. in Business from The Massachusetts Institute of Technology.

    WILLIAM D. FENIGER has been a director of the Company since February 1996 and Chairman of the Board since June 1996. Mr Feniger is Chairman of the Board of Directors and Chief Executive Officer of Meridian and has served as such since August 1985. Mr. Feniger also currently serves as President of Meridian and has served as such since 1991. Mr. Feniger earned a B.S. in Finance from the University of Denver.

    WAYNE GARDENSWARTZ has been a director of the Company since June 1996. Mr. Gardenswartz has also served as a director of Meridian since August 1985. Mr. Gardenswartz is a certified public accountant and has been the Senior Managing Partner of Gardenswartz & Suber, P.C., in Denver, Colorado, for more than the past five years. Prior to becoming a partner with Gardenswartz & Suber, P.C., Mr. Gardenswartz served as Chief Financial Officer, Treasurer and Director of MDC Holdings, Inc. and, prior to being employed by MDC Holdings, Inc., as an audit partner with Touche Ross & Company. Mr. Gardenswartz is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants.

    ROBERT L. HINKLE has been a director of the Company since June 1996. Mr. Hinkle has been President of Hinkle Manufacturing, Inc. for the past 25 years. Hinkle Manufacturing, Inc. is a fabricator of packaging materials, including design, engineering and fabricating of returnable and disposable packaging products. Mr. Hinkle is a member of the boards of KeyBank, The Toledo Symphony, Clark-Snodgrass, Toledo Molding & Die, Toledo Automobile Club and the Advisory Board of the Northwest Ohio Center for Labor Management Cooperation. Mr. Hinkle attended Ohio State University.

    The Board consists of six directors divided into three classes: Class I Directors, Class II Directors and Class III Directors. The Company's current Class I Directors, Class II Directors and Class III Directors will serve until the annual meeting of the Company's stockholders to be held in 1997, 1998 and 1999, respectively, and until their respective successors are duly elected and qualified or until their earlier resignation or removal. Directors of each Class will be elected for a full term of three years (or any lesser period representing the balance of the previous term of such Class) and until their respective successors are duly elected and qualified or until their earlier resignation or removal. Officers are appointed by and serve at the discretion of the Board. Mr. Maison serves as President and Chief Executive Officer of the Company pursuant to an employment agreement. See "-- Executive Compensation."

    The Company has agreed that upon the completion of this Offering it will, for a period of not less than three years, engage a designee of the Underwriter as an advisor to the Board. In addition and in lieu of the Underwriter's right to designate an advisor, the Company has agreed, if requested by the Underwriter during such three-year period, to nominate and use its best efforts to cause the election of a designee of the Underwriter as a director of the Company. A person to be designated by the Underwriter has not been identified. See "Underwriting."

COMMITTEE OF THE BOARD OF DIRECTORS

    The Board has established an Audit Committee, a Compensation Committee and a Stock Option Committee.

    The general functions of the Audit Committee include selecting the independent auditors (or recommending such action to the Board), evaluating the performance of the independent auditors and their fees for services, reviewing the scope of the annual audit with the independent auditors and the results of the audit with management and the independent auditors, consulting with management, internal auditors and the independent auditors as to the systems of internal accounting controls and reviewing the nonaudit services performed by the independent auditors and considering the effect, if any, on their independence. The members of the Audit Committee are Mr. Gardenswartz (Chairman), Mr. Craig and Mr. Hinkle.

    The Compensation Committee is authorized and directed to (i) review and approve the compensation and benefits of the Company's executive officers, (ii) review and approve the annual salary budgets, (iii) review management organization and development, (iv) review and advise management regarding the benefits, including bonuses, and other terms and conditions of employment of other employees, and (v) review and recommend for the approval of the Board the compensation of directors. The members of the Compensation Committee are Mr. Hinkle (Chairman), Mr. Craig and Mr. Gardenswartz.

    The Stock Option Committee is authorized and directed to administer the Option Plan and the Directors' Plan (both as defined below), grant options under the Option Plan and the Directors' Plan and administer any other plans that may be established by the Company. The members of the Stock Option Committee are Mr. Craig (Chairman), Mr. Gardenswartz and Mr. Hinkle.

EXECUTIVE COMPENSATION

    The following table sets forth the amount of all compensation paid by the Company for services rendered during the fiscal years ended February 29, 1996 and February 28, 1995 and 1994 to the Company's Chief Executive Officer. None of the Company's other most highly compensated executive officers received total salary and bonus compensation exceeding $100,000 during the fiscal year ended February 29, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                                                        -------------
                                                                                         SECURITIES
                                                                                         UNDERLYING
                                          ANNUAL COMPENSATION                           OPTIONS/SARS
                                    --------------------------------    OTHER ANNUAL     (NUMBER OF      ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR       SALARY      BONUS    COMPENSATION(1)      SHARES)     COMPENSATION
- ----------------------------------  ---------  ----------  ---------  ----------------  -------------  -------------
Bruce F. Maison ..................
 President and Chief
 Executive Officer (2)                   1996  $  125,000  $  23,000   $    2,611                --              --
                                         1995     111,077     10,000        2,295                --              --
                                         1994     100,000      6,000       35,327(3)             --              --

- --------------
(1) The aggregate amounts of personal benefits not included in the Summary Compensation Table do not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(2) All compensation shown for Mr. Maison was paid to him as President of EPIC.

(3) $33,300 of such Other Annual Compensation represents compensation from the exercise of 14,400 incentive stock options to purchase shares of Meridian common stock. Compensation was determined based on the difference between the market value of the shares at the date of exercise and the option exercise price.

EMPLOYMENT CONTRACT

    Mr. Maison is employed as President and Chief Executive Officer of the Company under an employment agreement expiring July 2002, with automatic one year extensions upon expiration unless either the

Company or Mr. Maison notifies the other party of its intention to terminate the agreement. The employment agreement provides for an initial base salary of $131,250, subject to an increase for each fiscal year of at least 5% of the annual base salary for the prior fiscal year. The employment agreement also provides a deferred compensation benefit of up to $190,000 and a bonus arrangement based on the Company's performance. Mr. Maison is entitled to hospitalization, insurance, disability and retirement plan benefits and such other benefits as are provided to executives of Meridian. In the event of the termination of Mr. Maison by the Company other than for cause within two years of a "change of control" of the Company, Mr. Maison will receive an amount equal to the sum of three times his base salary and all amounts due to him through the term of the employment agreement. A "change of control" occurs for purposes of the employment agreement upon the occurrence of a substantial change of control of the Company, including, without limitation, a transaction in which shares representing greater than 40% of the voting power of the Company are acquired by a person, entity or group other than Meridian.

    Meridian has guaranteed the Company's obligations under the employment agreement with Mr. Maison and agreed to vote the shares of Common Stock which it owns in favor of the election of Mr. Maison to the Board. Additionally, Meridian has agreed to pay Mr. Maison up to a maximum of 5% of the net proceeds received by Meridian from the sale of its shares of Common Stock and a bonus of $65,000 upon the completion of this Offering.

DIRECTOR COMPENSATION

    Directors of the Company do not currently receive compensation for their services. It is expected that, upon completion of this Offering, the Company will adopt a plan to compensate the directors based on their attendance at meetings. The designee of the Underwriter who will serve as an advisor to the Board will receive the same fee for attendance at meetings as the directors of the Company.

STOCK OPTION PLANS

    1996 NON-QUALIFIED AND INCENTIVE STOCK OPTION PLAN

    The Company's 1996 Non-Qualified and Incentive Stock Option Plan (the "Option Plan") was adopted by the Board in June 1996, subject to approval by the Company's stockholders. An aggregate of 209,000 shares of Common Stock have been reserved for issuance under the Option Plan, subject to adjustment upon the occurrence of certain specified capitalization events.

    The Option Plan is intended to encourage ownership of Common Stock by officers and other employees of the Company, to encourage their continued employment with the Company, and to provide them with additional incentives to promote the continued growth and success of the Company. The Option Plan will become effective as of the completion of this Offering and will terminate ten years from that date, but such termination will not affect any outstanding options previously granted.

    The Option Plan provides that the Company's Stock Option Committee may grant options and otherwise administer the Option Plan. Options granted under the Option Plan may be (i) incentive stock options, (ii) non-qualified stock options, or (iii) a combination of the foregoing. The exercise price for incentive stock options and, unless otherwise determined by the Stock Option Committee, the exercise price for non-qualified stock options granted under the Option Plan must be at least equal to the fair market value of the Common Stock on the date of the grant; however, in the event that an incentive stock option is granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or, if applicable, a subsidiary or parent corporation of the Company, the exercise price per share for such incentive stock options cannot be less than 110% of the fair market value of the Common Stock on the date of grant. The exercise price of options granted under the Option Plan is payable in cash or, at the discretion of the Stock Option Committee, in whole or in part, in shares of Common Stock, valued at their fair market value at the date of exercise; however, the Company may establish "cashless exercise" procedures, subject to applicable laws, rules and regulations, pursuant to which a holder of an option may exercise an option and arrange for a simultaneous sale of the underlying Common Stock, with the exercise price being paid from the proceeds of such sale. Options expire on the dates determined by the Stock Option Committee, in its sole discretion, but not later than ten years from the date of grant.

    The Option Plan also provides that in the event of the occurrence of a Change in Control (as defined in the Option Plan), an employee would be entitled to exercise his or her options in full, regardless of any vesting requirement set forth in such options, but each such option would terminate 90 days after the occurrence of the Change in Control.

    The Option Plan may be amended at any time by the Board, but no amendment can be made without the approval of the Company's stockholders if stockholder approval is required under Section 422 of the Code, or Rule 16b-3 under the Exchange Act. No amendment may, however, impair the rights or obligations of the holder of any option granted under the Option Plan without his or her consent.

    Effective upon the completion of this Offering, the Company granted options, subject to approval of the Option Plan by the Company's stockholders, to purchase 208,250 shares of Common Stock under the Option Plan, including options to purchase 130,000 shares granted to Bruce F. Maison, the Company's President and Chief Executive Officer, and options to purchase 10,000 shares granted to Real P. Remillard, the Company's Secretary and Chief Financial Officer. The per share exercise price of all such options is the initial price at which shares of Common Stock are sold pursuant to this Offering. All options granted to Mr. Maison and Mr. Remillard are fully vested. One-third of all other options granted under the Option Plan vest each year, with the options becoming fully exercisable at the end of three years. The term of the options is ten years from the date of grant.

    1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

    The Company's 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") was adopted by the Board in June 1996. An aggregate of 40,000 shares of Common Stock have been reserved for issuance under the Directors' Plan, subject to adjustment upon the occurrence of certain specified capitalization events.

    The Directors' Plan is intended to encourage non-employee directors of the Company to acquire or increase their ownership of Common Stock on reasonable terms to foster a strong incentive for non-employee directors to put forth maximum effort for the continued success and growth of the Company. The Directors' Plan will become effective as of the completion of this Offering and will terminate five years from that date.

    Each of the Company's non-employee directors serving at the time of the completion of this Offering (I.E., Messrs. Feniger, Craig, Gardenswartz and
Hinkle) will be granted an option on the closing date of this Offering to purchase 10,000 shares of Common Stock. Any non-employee director who becomes a member of the Board subsequent to the closing of this Offering, will be granted an option to purchase 10,000 shares of Common Stock, but only to the extent shares are available under the Directors' Plan to cover any such grant. Since options for all 40,000 shares of Common Stock subject to the Directors' Plan will be granted on the date of the closing of this Offering, absent either the lapse of previously granted options or an amendment to increase the number of shares of Common Stock subject to the Directors' Plan, no shares of Common Stock will be available for the granting of options to persons who become non-employee directors of the Company subsequent to the closing of this Offering. The per share exercise price of options granted under the Directors' Plan will be the fair market value of the Common Stock on the date of grant. For Options granted on, or as of, the closing of this Offering, fair market value is defined as the initial price at which shares of Common Stock are sold pursuant to this Offering. The exercise price of options granted under the Directors' Plan is payable in cash or in shares of Common Stock valued at fair market value at the time of exercise, or a combination of cash and shares; however, the Company may establish "cashless exercise" procedures, subject to applicable laws, rules and regulations, pursuant to which a director may exercise an option and arrange for a simultaneous sale of the underlying Common Stock, with the exercise price being paid from the proceeds of such sale. Options may be exercised at any time after the six-month anniversary of the date of grant. Options granted under the Directors' Plan will expire ten years after the date of grant, subject to earlier termination.

    In the event that a director ceases to be a member of the Board (other than by reason of death or disability), an option may be exercised by the director (to the extent the director was entitled to do so at the time he or she ceased to be a member of the Board) at any time within seven months after he or she ceases to be a member of the Board, but not beyond the term of the option. If the director dies or becomes disabled while he or she is a member of the Board of Directors, or within seven months after he or she ceases to be a member of the Board, the option may be exercised in full by his or her personal representative or distributees at any time within one year after his or her death or disability, but not beyond the term of the option. In the event of the occurrence of a Change in Control (as defined in the Directors'
Plan) a director would be entitled to exercise the option in full, but such option would terminate 90 days after the Change in Control.

    The Directors' Plan may be amended at any time by the Board. In certain cases, the Directors' Plan may not be amended more than once every six months. No amendment may, however, impair the rights or obligations of the holder of any option granted under the Directors' Plan without his or her consent.

LIMITATION ON DIRECTORS' LIABILITY; INDEMNIFICATION; INSURANCE

    Pursuant to the Company's Restated Certificate of Incorporation, the Company must, to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "Delaware Law"), as amended from time to time, indemnify all persons (E.G., directors and officers) whom it may indemnify pursuant thereto and advance expenses incurred in defending any proceeding for which such right to indemnification is applicable, but, if the Delaware Law so requires (as it presently does), the indemnitee must provide the Company with an undertaking to repay all amounts advanced if it is determined by a final judicial decision that the indemnitee is not entitled to be indemnified by the Company. The Company's Restated Certificate of Incorporation contains a provision eliminating, to the fullest extent permitted by Delaware Law, the personal liability of the Company's directors for monetary damages for breach of a fiduciary duty. By virtue of this provision, under current Delaware Law, a director of the Company will not be personally liable for monetary damages for breach of his fiduciary duty as a director, except for (i) any breach of his duty of loyalty to the Company or to its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) dividends or stock purchases or redemptions that are unlawful under Delaware Law, and (iv) any transaction from which he derives an improper personal benefit. This provision of the Company's Restated Certificate of Incorporation pertains only to breaches of duty by directors as directors and not in any other corporate capacity such as officers, and limits liability only for breaches of fiduciary duties under Delaware Law and not for violations of other laws such as the federal securities laws. As a result of the inclusion of such provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. The inclusion of this provision in the Company's Restated Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Company and its stockholders.

    The Company maintains directors' and officers' liability insurance covering certain liabilities that may be incurred by directors and officers of the Company in connection with the performance of their duties.

                             PRINCIPAL STOCKHOLDERS

THE COMPANY

    The following table sets forth certain information, effective as of the completion of this Offering, with respect to the beneficial ownership of the Common Stock by (i) each beneficial owner of more than 5% of the issued and outstanding shares thereof, (ii) each director, (iii) each executive officer named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group, both before and after giving effect to this Offering. See "Relationships Between the Company and Meridian."

                                                                                          COMMON STOCK
                                                                          --------------------------------------------
                                                                                                    PERCENT
                                                                            NUMBER OF     ----------------------------
                                                                              SHARES         BEFORE
                  NAME AND ADDRESS OF BENEFICIAL OWNER                       OWNED(1)       OFFERING    AFTER OFFERING
- ------------------------------------------------------------------------  --------------  ------------  --------------
Meridian National Corporation
 805 Chicago Street
 Toledo, OH 43611.......................................................    1,200,000            100%        50.0%(2)


DIRECTORS AND EXECUTIVE OFFICERS
- ------------------------------------------------------------------------
Bruce F. Maison
 810 Chicago Street
 Toledo, OH 43611.......................................................      130,000(3)           *          5.1%
Real P. Remillard
 810 Chicago Street
 Toledo, OH 43611.......................................................       10,000(4)           *            *
Charles E. Craig
 29618 County Road 12 West
 Elkhart, IN 46514......................................................           --(5)           *            *
William D. Feniger
 805 Chicago Street
 Toledo, OH 43611.......................................................           --(5)           *            *
Wayne Gardenswartz
 400 S. Colorado Boulevard, Suite 900
 Denver, CO 80222.......................................................           --(5)           *            *
Robert L. Hinkle
 6711 Monroe Street
 Sylvania, OH 43580.....................................................           --(5)           *            *
All executive officers and directors as a group (7 persons).............      140,000(6)           *          5.5%

- --------------
* Less than 1%

(1) Under the rules of the Commission, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership of such securities within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named entities or individuals have sole voting and investment power with respect to the shares of Common Stock beneficially owned.

(2) Meridian will beneficially own 46.5% of the then issued and outstanding shares of Common Stock if the Underwriter's Overallotment Option is exercized in full.

(3) Consists of 130,000 shares of Common Stock subject to stock options granted pursuant to the Option Plan that will become exercisable on approval of the Option Plan by the Company's Stockholders.

(4) Consists of 10,000 shares of Common Stock subject to stock options granted pursuant to the Option Plan that will become exercisable on approval of the Option Plan by the Company's Stockholders.

(5) Does not include 10,000 shares of Common Stock subject to stock options that become exercisable six months after the completion of this Offering.

(6) Consists of the stock options granted to Messrs. Maison and Remillard.

MERIDIAN

    After the completion of this Offering, Meridian will beneficially own, in the aggregate, 50% of the then issued and outstanding shares of Common Stock (or 46.5% if the Underwriter's Overallotment Option is exercised in full). Accordingly, the following table sets forth certain information, as of May 31, 1996, with respect to the beneficial ownership of Meridian's common stock and non-voting $100 Series A Preferred Stock by (i) each director of the Company,
(ii) each executive officer named in the Summary Compensation Table, and (iii) all executive officers and directors of the Company as a group. None of such persons beneficially owns any of Meridian's Series B Preferred Stock. See "Relationships Between the Company and Meridian."

                                                                            COMMON STOCK         SERIES A PREFERRED STOCK
                                                                      -------------------------  ------------------------
                                                                       NUMBER OF                  NUMBER OF
                                                                         SHARES                    SHARES
                NAME AND ADDRESS OF BENEFICIAL OWNER                   OWNED (1)      PERCENT     OWNED (1)     PERCENT
- --------------------------------------------------------------------  ------------  -----------  -----------  -----------
Bruce F. Maison
 810 Chicago Street
 Toledo, OH 43611...................................................     14,200(2)          *            --           *
Real P. Remillard
 810 Chicago Street
 Toledo, OH 43611...................................................     15,839(3)          *            --           *
Charles E. Craig
 29618 County Road 12 West
 Elkhart, IN 46514..................................................         --             *            --           *
William D. Feniger
 805 Chicago Street
 Toledo, OH 43611...................................................    775,252(4)       22.7%        1,334        33.4%
Wayne Gardenswartz
 400 S. Colorado Boulevard, Suite 900
 Denver, CO 80222...................................................     25,365(5)          *            --           *
Robert L. Hinkle
 6711 Monroe Street
 Sylvania, OH 43580.................................................         --             *            --           *
All executive officers and directors of the Company as a group (7
 persons)...........................................................    830,656          24.0%        1,334        33.4%

- --------------
* Less than 1%

(1) Under the rules of the Commission, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership of such securities within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named entities or individuals have sole voting and investment power with respect to the shares of common stock or Series A Preferred Stock beneficially owned.

(2) Consists of 14,200 shares of Meridian common stock subject to currently exercisable stock options.

(3) Consists of 2,439 shares of Meridian common stock beneficially owned by Mr. Remillard and 13,400 shares of Meridian common stock subject to currently exercisable stock options.

(4) Consists of 710,609 shares of Meridian common stock beneficially owned by Mr. Feniger, 17,643 shares of Meridian common stock issuable upon conversion of a convertible promissory note, 7,500 shares of Meridian common stock held by Mr. Feniger as trustee pursuant to a voting trust agreement over which he has no investment power, 5,500 shares of Meridian common stock purchase warrants which expire June 22, 1999, 500 shares of Meridian common stock held by Mr. Feniger's wife, as to which he disclaims beneficial interest, 1,500 shares of Meridian common stock held by Mr. Feniger as custodian for his minor children and currently exercisable options to purchase 32,000 shares of Meridian common stock.

(5) Consists of 2,365 shares of Meridian common stock beneficially owned by Mr. Gardenswartz and 23,000 shares of Meridian common stock subject to currently exercisable stock options.

                 RELATIONSHIPS BETWEEN THE COMPANY AND MERIDIAN

GENERAL

    Prior to the completion of this Offering, the Company was a wholly-owned subsidiary of Meridian. As a result of this Offering, Meridian's ownership of the Common Stock will be reduced from 100% to 50% (or 46.5% if the Underwriter's Overallotment Option is exercised in full). Meridian is a guarantor of (i) one-half of the Company's obligations under a mortgage note which had an outstanding principal balance of approximately $3,304,000 at February 29, 1996,
(ii) an employment agreement between the Company and Bruce F. Maison, President and Chief Executive Officer of the Company, and (iii) the payment of $40,000 to Aster. With the exception of William D. Feniger and Wayne Gardenswartz, none of the executive officers and the present directors of the Company are present officers or directors of Meridian. See "Risk Factors -- Absence of Continuing Financial Support from Meridian; Dependence on Guaranty," "-- Control by Meridian," "Management" and "Principal Stockholders."

    Meridian is a publicly-traded holding company located in Toledo, Ohio with assets in steel distribution and processing operations. Meridian's shares of common stock, Series B preferred stock, common stock purchase warrants and redeemable common stock purchase warrants are currently listed on Nasdaq under the symbols "MRCO," "MRCOP," "MRCOZ" and "MRCOL," respectively.

PRIOR INTERCOMPANY ARRANGEMENTS

    Prior to the completion of this Offering, the Company participated in a cash arrangement with Meridian pursuant to which Meridian managed the Company's cash. Under the arrangement, cash was remitted to Meridian as collected by the Company and transferred as needed to meet its cash requirements. Meridian charged interest by allocating the interest charges borne by Meridian back to the Company based upon the average daily balances of net advances by Meridian to the Company. Meridian also provided other management services to the Company, including compensation and benefits administration, payroll processing, use of certain general accounting systems and income tax compliance. Meridian allocates costs to the Company on the basis of specific services provided. The Company's management believes that the allocations by Meridian do not materially differ from the actual expenses which would have been incurred had the Company not received such services from Meridian.

REAL ESTATE LEASES

    The Company has subleased 1,000 square feet of administrative and sales office space on the second floor of an office building located at 810 Chicago Street in Toledo, Ohio from Ottawa River Steel Co. Ottawa River Steel Co., a wholly-owned subsidiary of Meridian, leases the property from Chicago Investors. In addition, the Company has leased a 14,000 square foot building and land located at 805 Chicago Street in Toledo, Ohio from Chicago Investors where it screens, packages and warehouses EPI-PURE-TM- product. Chicago Investors is a general partnership in which Champlain Investors, a general partnership, has a 50% interest. William D. Feniger, Chairman of the Company's Board and Chairman, President and Chief Executive Officer of Meridian, owns a one-third interest in Champlain Investors. The Company believes that monthly rental payments are at market rates that are at least as favorable to the Company as those that could be obtained in dealings with third parties on an arm's length basis. See "Business -- Properties."

TAX SHARING AGREEMENT

    The Company and Meridian have entered into a tax sharing agreement (the "Tax Sharing Agreement") that defines the parties' rights and obligations with respect to certain federal and state income or franchise tax matters relating to Meridian's business for tax years or tax periods prior to the completion of this Offering. In general, with respect to taxable periods ending on or before the last day of the taxable year in which this Offering occurs, Meridian will continue to be responsible for (i) filing consolidated federal income tax returns for the Meridian affiliated group, including in each case the Company and its subsidiaries for the relevant periods that such companies were members of such group, (ii) filing unitary, combined or consolidated state income tax returns for any unitary, combined or consolidated group that includes the Company or any of its subsidiaries and Meridian or any of its other subsidiaries, and (iii) paying the taxes (including any subsequent adjustments resulting from the re-determination of such tax liabilities by the applicable taxing authorities) relating to such returns except to the extent attributable to the Company's business, which will be paid by the Company to Meridian who will in turn pay such taxes to the applicable taxing authorities. The Company will be responsible for separate state income tax returns, audits and tax payments of the Company and its subsidiaries for periods prior to this Offering, unless otherwise specifically provided in the Tax Sharing Agreement. The Company will also be responsible for audits, filing returns and paying taxes related to the Company's business for subsequent periods. The Company and Meridian have agreed to cooperate with each other and to share information in preparing such tax returns and in dealing with other tax matters.

REGISTRATION RIGHTS

    The Company and Meridian have entered into a Registration Rights Agreement pursuant to which Meridian will have the unlimited right to require the Company to use its best efforts to register, at Meridian's expense, pursuant to the Securities Act, shares of Common Stock beneficially owned by Meridian at any time and from time to time. Meridian may exercise these registration rights beginning 18 months following the date of this Prospectus, as long as Meridian owns 15% or more of the issued and outstanding Common Stock. In addition, Meridian has "piggyback" registration rights that are subject to certain limitations.

TRANSITIONAL AGREEMENT

    Meridian provides certain corporate management and administrative services to the Company, including corporate accounting, tax, legal and employee benefit services. The Company and Meridian have entered into a Transitional Agreement which will be effective upon the completion of this Offering for a period of one year and provides, among other things, for Meridian to provide such services on a cost basis to the Company.

    Future arrangements between the Company and Meridian, if any, will be determined through negotiation between Meridian and the Company. Any such future arrangements are also expected to be on terms no less favorable to the Company than could be obtained in dealings with third parties on an arm's length basis.

STOCK OWNERSHIP

    Upon completion of this Offering, Meridian will beneficially own, in the aggregate, 50% of the then issued and outstanding shares of Common Stock (or 46.5% if the Underwriter's Overallotment Option is exercised in full). Accordingly, Meridian will have significant influence on the election of the Company's directors and other stockholder actions, including approving or disapproving certain material corporate transactions such as a merger or sale of substantially all of the assets of the Company. The Company has also granted Meridian certain demand and "piggyback" registration rights with respect to the shares of Common Stock owned by Meridian.

                           DESCRIPTION OF SECURITIES

GENERAL

    The Company is authorized to issue  an aggregate of        shares of  Common
Stock,  $.01 par value per share and         shares of Preferred Stock, $.01 par
value per share (the "Preferred Stock").

COMMON STOCK

    Immediately prior to the completion of this Offering, 1,200,000 shares of Common Stock were issued and outstanding, all of which were held by Meridian. Immediately following the completion of this Offering (assuming the Underwriter's Overallotment Option is not exercised), 2,400,000 shares of Common Stock will be issued and outstanding. See "Prospectus Summary -- The Offering."

    Holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Holders of the Common Stock do not have cumulative voting rights, so that holders of more than 50% of the shares of Common Stock (subject to the voting rights that the holders of Preferred Stock may then possess) are able to elect all of the Company's directors eligible for election in a given year. For a description of the classification of the Board, see "Management -- Executive Officers and Directors." Subject to the preferences that may be applicable to any class of Preferred Stock then outstanding, holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared and paid from time to time by the Board out of funds legally available therefor. See "Dividend Policy." Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of Common Stock are entitled to receive PRO RATA all assets of the Company available for distribution to its stockholders after payment or provision for payment of the debts and other liabilities of the Company and the liquidation preferences of any then outstanding Preferred Stock. There are no preemptive or other subscription rights, conversion rights, or redemption or sinking fund provisions with respect to shares of Common Stock. All issued and outstanding shares of Common Stock are, and all shares of Common Stock to be outstanding upon consummation of this Offering will be, fully paid and nonassessable.

PREFERRED STOCK

    The  Company is authorized  by its Restated  Certificate of Incorporation to
issue a maximum of        shares of Preferred  Stock, in one or more series  and
containing such rights, privileges and limitations, including voting rights, conversion privileges and redemption rights, as may, from time to time, be determined by the Board as to any such series. Although the Company has no current plans to issue any shares of Preferred Stock, in the event of issuance, the Preferred Stock could be used, in certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. However, there can be no assurance that shares of Preferred Stock will not be issued at some time in the future. Preferred Stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board deems to be appropriate. In the event that any such shares of Preferred Stock are issued, a Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and designations with respect thereto, will be filed with the Secretary of the State of Delaware. The effect of such Preferred Stock is that the Board alone, within the bounds of and subject to the federal securities laws and Delaware Law, may be able to authorize the issuance of Preferred Stock which could have the effect of making a takeover of the Company unpalatable to potential bidders for the hostile acquisition of the Company. See "Risk Factors -- Possible Adverse Effect of Issuance of Preferred Stock."

WARRANTS

    The Warrants will be issued pursuant to a Warrant Agent Agreement between the Company and Continental Stock Transfer & Trust Company, as warrant agent, and will be in registered form. Each of the Warrants will entitle the registered holder to purchase one share of Common Stock at a price of $4.50 per share at any time on or before the third anniversary of the date of this Prospectus. Unless exercised, the Warrants will automatically expire on the third anniversary of the date of this Prospectus. The Warrants are subject to redemption by the Company at $.10 per Warrant at any time commencing 12 months after the date of this Prospectus (or earlier with the Underwriter's written consent) on at least 30 days prior written notice to the holders of the Warrants, provided the average closing sale price (or, if none, the average of the closing bid and asked quotations) of the Common Stock as reported on The Nasdaq Stock Market or a national securities exchange has been at least 150% of the then current exercise price of the Warrants (initially $6.75 per share) on any 20 trading days in any 30 trading day period ending not more than 20 days prior to the date on which the Company gives notice of redemption. The Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption. See "Risk Factors -- Adverse Effect of Redemption of Warrants."

    The holders of the Warrants have certain anti-dilution protection upon the occurrence of certain events, including stock dividends, stock splits, reclassifications, mergers and stock issuances at a price below both the then current market price of the Common Stock and the exercise price of the Warrants. The holders of the Warrants have no right to vote on matters submitted to the stockholders of the Company and have no right to receive dividends. The holders of the Warrants are not entitled to share in the assets of the Company in the event of liquidation, dissolution or the winding up of the Company's affairs.

    The Company is required to use its reasonable efforts to have a current registration statement on file with the Commission at all times when the Warrants may be exercised and to effect appropriate qualifications under the laws and regulations of the states in which the Common Stock and Warrants are sold in this Offering in order to comply with applicable laws in connection with such exercise. There is no assurance that the Registration Statement which includes this Prospectus can or will be kept current or that the Company will file any other registration statement covering the Common Stock underlying the Warrants, that such other registration statement, if filed, will become effective as soon as the Warrants are exercisable or that such registration statement can or will be kept current. In any of such events, or if such Common Stock is not registered or qualified for sale in the state in which a Warrant holder resides, the exercise of the Warrants and the resale or other disposition of Common Stock issued upon such exercise could be unlawful and the Warrants will not be exercisable until such time as the Common Stock is registered or qualified.

REGISTRATION RIGHTS

    The Company has granted certain registration rights to the holders of the Underwriter's Warrant and to Meridian. See "Relationships Between the Company and Meridian -- Registration Rights" and "Underwriting."

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY'S RESTATED CERTIFICATE OF
  INCORPORATION AND BY-LAWS

    GENERAL

    The Restated Certificate of Incorporation and the By-laws of the Company contain certain provisions that could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company first to negotiate with the Company. Although such provisions may have the effect of delaying, deferring or preventing a change in control of the Company, the Company believes that the benefits of increased protection of the Company's potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms. The description set forth below is intended as a summary only and is qualified in its entirety by reference to the Restated Certificate of Incorporation and By-laws of the Company.

    BOARD OF DIRECTORS

    The Company's Restated Certificate of Incorporation provides that the Board is divided into three classes of directors, with each class having a number of directors as nearly equal as possible and with the term of each class expiring in a different year. The Company's Restated Certificate of Incorporation and By-laws provide that the Board will consist of not less than two members, the exact number to be determined from time to time by the Board. The Board has set the number of directors at six. A majority of the Board then in office has the sole authority to fill any vacancies on the Board. Stockholders may remove members of the Board at any time only for cause. See "Management -- Executive Officers and Directors."

    SPECIAL MEETINGS

    Special Meetings of the stockholders may only be called by the President or, if requested by a majority of the Board or by stockholders owning shares representing at least a majority of the entire capital stock of the Company issued and outstanding and entitled to vote, by the President or Secretary.

    ANTI-TAKEOVER STATUTE

    The Company is a Delaware corporation and subject to Section 203 of the Delaware Law, an anti-takeover law. In general, Section 203 of the Delaware Law prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the date such person became an interested stockholder, subject to certain exceptions such as the approval of the Board of Directors and the holders of at least 66 2/3% of the issued and outstanding shares of voting stock not owned by the interested stockholder. The existence of this provision would be expected to have the effect of discouraging takeover attempts, including attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders. The provisions of Section 203 of the Delaware Law do not apply to Meridian.

TRANSFER AGENT/WARRANT AGENT

    The Transfer Agent and Warrant Agent for the Company's Common Stock and Warrants is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

TAX BASIS IN COMMON STOCK AND/OR WARRANTS

    A holder's tax basis in Common Stock or Warrants will generally be the price paid for such Common Stock or Warrants. However, if a holder acquires both Common Stock and Warrants pursuant to this Offering, then, even though the Common Stock and the Warrants are being sold as separate securities, such holder may be required to allocate the aggregate purchase price paid for Common Stock and Warrants in a different manner (i.e., based on the respective fair market values of the Common Stock and Warrants purchased) for purposes of determining his or her respective tax bases in such Common Stock and Warrants. Purchasers of both Common Stock and Warrants pursuant to this Offering should consult their own tax advisors as to their respective tax bases in the Common Stock and Warrants purchased.

SALE, EXERCISE OR LAPSE OF WARRANTS

    The sale of a Warrant by a holder will generally result in the recognition of capital gain or loss to such holder, provided the Warrant is a capital asset in the hands of the holder on the date of sale. Upon the expiration of an unexercised Warrant, a holder will generally recognize capital loss in an amount equal to the holder's tax basis in the Warrant, provided the Warrant is a capital asset in the hands of the holder on such date.

    As a general rule, no gain or loss will be recognized by a holder of a Warrant on the purchase of Common Stock for cash on the exercise of the Warrant. Gain may be recognized, however, to the extent a holder receives cash in lieu of fractional shares of Common Stock. The tax basis of a share of Common Stock received upon exercise of a Warrant will be equal to the sum of the holder's tax basis in the exercised Warrant and the exercise price. The holding period for Common Stock received upon exercise of a Warrant will commence with the date of exercise of the Warrant.

    The Company will not be required to recognize income, gain or loss on the exercise or lapse of the Warrants.

OWNERSHIP CHANGE AND LIMITATION OF LOSSES, CREDITS AND DEDUCTIONS

    Section 382 of the Code imposes limitations on the amount of "pre-change" losses and deductions (including, in certain instances, unrealized losses and deductions attributable to periods prior to an "ownership change") that may be used to offset "post-change" taxable income of a corporation which undergoes an "ownership change." Similarly, Section 383 of the Code limits the amount of "pre-change" tax credits that may be used to reduce the "post-change" tax liability of a corporation which undergoes an "ownership change."

    The consummation of this Offering will result in an "ownership change" of the Company within the meaning of Code Sections 382 and 383. Consequently, the Company's ability to use its net operating loss carryforwards and other "pre-change" deductions, losses and tax credits to offset income generated subsequent to this Offering will generally be limited to the value of the Company's equity immediately before this Offering (which will generally be reduced by any capital contributions made to the Company or any of its subsidiaries during the two-year period immediately before the change date) multiplied by the then applicable long-term tax exempt rate applicable to ownership changes occurring during the month this Offering occurs (the applicable long-term tax-exempt rate for ownership changes occurring in June 1996 is 5.78%). In certain instances, this limitation may be increased by certain unrealized gains attributable to periods prior to this Offering to the extent such gains are recognized in the five-year period following this Offering. See "Risk Factors -- Effect of Offering on Tax Net Operating Losses."

    It is possible that the Company could undergo another "ownership change" in the future and, as a result, be subject to further limitations under Code Sections 382 and 383.

    THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSIDERATIONS, WHICH IS BASED ON THE LAW AS IN EFFECT AS OF THE DATE HEREOF, IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY (I.E., IS NOT INTENDED AS TAX ADVICE) AND DOES NOT PURPORT TO ADDRESS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT

MAY BE RELEVANT TO A PARTICULAR HOLDER OF COMMON STOCK OR WARRANTS, IN LIGHT OF SUCH HOLDER'S PERSONAL INVESTMENT CIRCUMSTANCES, OR TO CERTAIN HOLDERS SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS, NOR DOES IT DEAL WITH ANY ASPECTS OF STATE, LOCAL OR FOREIGN TAX LAWS. POTENTIAL INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN COMMON STOCK OR WARRANTS UNDER APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon the completion of this Offering, the Company will have outstanding 2,400,000 shares of Common Stock (or 2,580,000 shares if the Underwriter's Overallotment Option is exercised in full). The 1,200,000 shares of Common Stock and 1,200,000 Warrants sold in this Offering (or 1,380,000 shares of Common Stock and 1,380,000 Warrants if the Underwriter's Overallotment Option is exercised in full) and the 1,200,000 shares of Common Stock issuable upon exercise of the Warrants (or 1,380,000 shares if the Underwriter's Overallotment Option is exercised in full) will be freely tradeable without restrictions under the Securities Act except for any shares purchased by an "affiliate" of the Company (as that term is defined in the rules and regulations under the Securities Act), which affiliate will be subject to the resale limitations of Rule 144 under the Securities Act. The remaining 1,200,000 shares of Common Stock owned by Meridian and which will be outstanding after the completion of this Offering are treated as "restricted securities" for purposes of Rule 144; therefore, such shares may not be resold in a public distribution except in compliance with the registration requirements of the Securities Act or pursuant to Rule 144 under the Securities Act.

    Meridian and the Company's officers and directors have agreed that, subject to certain limited exceptions, for a period of 12 months following the date of this Prospectus, they will not offer, sell or dispose of any Common Stock or any securities convertible into, or exchangeable for, or warrants to purchase or acquire, shares of Common Stock without the consent of the Underwriter. In addition, the Company has granted certain demand and "piggyback" registration rights to Meridian. See "Relationships Between the Company and Meridian -- Registration Rights."

    Prior to this Offering, there has been no market for the Common Stock or Warrants. The Company can make no predictions as to the effect, if any, that sales of shares of Common Stock or the availability of shares for sale will have on the market prices prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices.

                                  UNDERWRITING

    The Company has agreed to sell, and the Underwriter has agreed to purchase from the Company, 1,200,000 shares of Common Stock and 1,200,000 Warrants. The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent. The Underwriter is committed to purchase all of the securities offered hereby, if any are purchased.

    The Underwriter has advised that it proposes initially to offer the 1,200,000 shares of Common Stock and 1,200,000 Warrants to the public at the initial public offering prices set forth on the cover page of this Prospectus and that it may allow to selected dealers who are members of the National Association of Securities Dealers, Inc. ("NASD") concessions not in excess of
$               per    share    of    Common   Stock    and    $
per Warrant, of which not more than $ per share of Common Stock and $ per Warrant may be re-allowed to certain other dealers.

    The Underwriting Agreement provides further that the Underwriter will receive a non-accountable expense allowance of 3% of the gross proceeds of this Offering. The Company has also agreed to pay all expenses in connection with qualifying the shares of Common Stock and Warrants offered hereby for sale under the laws of such states as the Underwriter may designate, including expenses of counsel retained for such purpose by the Underwriter.

    The Company has granted to the Underwriter the Underwriter's Overallotment Option, which is exercisable once during a period of 45 days after the completion of this Offering, to purchase up to an additional number of shares of Common Stock and Warrants equal to 15% of the total number of shares of Common Stock and Warrants offered hereby, solely to cover overallotments.

    The Company has agreed to sell to the Underwriter for nominal consideration the Underwriter's Warrant to purchase 120,000 shares of Common Stock and 120,000 Warrants. The Underwriter's Warrant will be non-exercisable for one year after the date of this Prospectus. Thereafter, for a period of four years, the Underwriter's Warrant will be exercisable at $6.60 per share of Common Stock and $.12 per Warrant. The Underwriter's Warrant is not transferable for a period of one year after the date of this Prospectus, except to officers and directors of the Underwriter, co-underwriters, if any, of the Underwriter and to members of the selling group and their officers and partners. The Company has also granted certain demand and "piggyback" registration rights to the holders of the Underwriter's Warrant.

    For the life of the Underwriter's Warrant, the holders thereof are given, at nominal cost, the opportunity to profit from a rise in the market price of the Common Stock with a resulting dilution in the interest of other stockholders. Further, the holders may be expected to exercise the Underwriter's Warrant at a time when the Company would in all likelihood be able to obtain equity capital on terms more favorable than those provided in the Underwriter's Warrant.

    The Company has agreed, for a period of 18 months after the date of this Prospectus, not to issue any shares of Common Stock or convertible Preferred Stock or any warrants, options or other rights to purchase Common Stock or convertible Preferred Stock without the prior written consent of the Underwriter, except (i) options to purchase up to 254,000 shares of Common
Stock, (ii) shares issuable upon exercise of such options, and (iii) shares issuable upon exercise of any warrants or options outstanding on the date of this Prospectus or to be outstanding upon the completion of this Offering as described herein. Meridian and each officer and director of the Company have agreed not to sell or otherwise dispose of any shares of Common Stock for a period of 12 months following the date of this Prospectus, without the consent of the Underwriter.

    The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriter against liabilities in connection with this Offering, including liabilities under the Securities Act.

    The Company has agreed that upon the completion of this Offering it will, for a period of not less than three years, engage a designee of the Underwriter as an advisor to the Board. The designee of the Underwriter will receive the same fees for attendance at meetings as the directors of the Company. In addition and in lieu of the Underwriter's right to designate an advisor, the Company has agreed, if requested by the Underwriter during such three-year period, to nominate and use its best efforts to cause the election of a designee of the Underwriter as a director of the Company. A person to be designated by the Underwriter has not been identified.

    The Underwriter intends to act as a market maker for the Common Stock and Warrants after the completion of this Offering.

    Until five years after the date of this Prospectus, the Company will pay the Underwriter a fee of 5% of the exercise price of each Warrant exercised, provided (i) the market price of the Common Stock on the date the Warrant was exercised was greater than the Warrant exercise price on that date, (ii) the exercise of the Warrant was solicited by a member of the NASD, (iii) the Warrant was not held in a discretionary account, (iv) the disclosure of compensation arrangements was made both at the time of this Offering and at the time of exercise of the Warrant, (v) the solicitation of the exercise of the Warrant was not a violation of Rule 10b-6 promulgated under the Exchange Act, and (vi) the Underwriter is designated in writing as the soliciting NASD member. Unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, the Underwriter and any other soliciting broker/dealers will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities during the periods prescribed by exemption (xi) to Rule 10b-6 before the solicitation of the exercise of any Warrant until the later of the termination of such solicitation activity or the termination of any right the Underwriter and any other soliciting broker/dealer may have to receive a fee for the solicitation of the exercise of the Warrants.

    The Company has agreed to retain the Underwriter at a Consulting Fee of $2,500 per month for a 30-month period commencing on the date of this Prospectus. The fee is payable quarterly in advance, with the first payment due upon the completion of this Offering. Pursuant to the consulting agreement, the Underwriter will be obligated to provide general financial advisory services to the Company on an as-needed basis with respect to possible future financing or acquisitions by the Company and related matters. The consulting agreement does not require the Underwriter to provide any minimum number of hours of consulting services to the Company. In addition, during the term of the consulting agreement, the Company has agreed to pay a finder's fee based on the transaction value of any merger, acquisition, joint venture or other similar transaction that is originated by the Underwriter and to which the Company is a party.

    The Company has granted the Underwriter a right of first refusal to act as its intermediary in connection with any public or private offering of securities by the Company during a period of three years after the date of this Prospectus.

    The initial public offering price of the shares of Common Stock and Warrants offered hereby and the exercise price and other terms of the Warrants have been determined by negotiation between the Company and the Underwriter. Factors considered in determining the offering price of the shares of Common Stock and Warrants and the exercise price of the Warrants included the business in which the Company is engaged, the Company's financial condition, an assessment of the Company's management, the general condition of the securities markets and the demand for similar securities of comparable companies.

                                 LEGAL MATTERS

    The legality of the Common Stock and Warrants offered hereby will be passed on for the Company by Benesch, Friedlander, Coplan & Aronoff P.L.L., Cleveland, Ohio. Schneck Weltman Hashmall & Mischel LLP, New York, New York, has acted as counsel to the Underwriter in connection with this Offering. Benesch, Friedlander, Coplan & Aronoff P.L.L. provides legal services to Meridian.

                                    EXPERTS

    The Combined Financial Statements of the Company at February 29, 1996 and February 28, 1995 and for each of the three fiscal years in the period ended February 29, 1996, included elsewhere in this Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere in this Prospectus, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

    The Company has filed with the Commission in Washington, D.C., a Registration Statement under the Securities Act with respect to the securities offered hereby. This Prospectus, filed as a part of the Registration Statement, does not contain certain information set forth in or annexed as exhibits to the Registration Statement. For further information regarding the Company and the securities offered hereby, reference is made to the Registration Statement and to the exhibits filed as a part thereof, which may be inspected at the office of the Commission without charge or copies of which may be obtained therefrom upon request to the Commission and payment of the prescribed fee. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

    Reports filed by the Company with the Commission pursuant to the information requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission:

New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York, and Chicago Regional Office, The Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Commission's web site may be accessed at (http://www.sec.gov).

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                              PAGE
                                                                                                            ---------
ENVIRONMENTAL PURIFICATION INDUSTRIES, INC.:
  Report of Independent Auditors..........................................................................        F-2
  Balance Sheet at February 29, 1996......................................................................        F-3
  Notes to Balance Sheet..................................................................................        F-4
EPI (ENTITIES TO BECOME WHOLLY-OWNED SUBSIDIARIES OF
  ENVIRONMENTAL PURIFICATION INDUSTRIES, INC.):
  Report of Independent Auditors..........................................................................        F-5
  Combined Balance Sheets at February 29, 1996 and February 28, 1995......................................        F-6
  For the Years Ended February 29, 1996 and February 28, 1995 and 1994:
    Combined Statements of Operations.....................................................................        F-7
    Combined Statements of Net Capital Deficiency.........................................................        F-8
    Combined Statements of Cash Flows.....................................................................        F-9
  Notes to Combined Financial Statements..................................................................       F-10

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Environmental Purification Industries, Inc.

We have audited the accompanying balance sheet of Environmental Purification Industries, Inc. as of February 29, 1996. The balance sheet is the responsibility of management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Environmental Purification Industries, Inc. at February 29, 1996 in conformity with generally accepted accounting principles.

                                                   ERNST & YOUNG LLP

Toledo, Ohio
April 26, 1996,
except for Note 2, as to which the date is June 11, 1996

                  ENVIRONMENTAL PURIFICATION INDUSTRIES, INC.

                                 BALANCE SHEET

                                                                                                       FEBRUARY 29,
                                                                                                           1996
                                                                                                      ---------------
ASSET
Receivable from parent company......................................................................     $     100
                                                                                                             -----
                                                                                                             -----
EQUITY (3,000 SHARES AUTHORIZED)
Common Stock, $0.01 par value; authorized,
  100 shares issued and outstanding.................................................................     $       1
Capital in excess of par value......................................................................            99
                                                                                                             -----
                                                                                                         $     100
                                                                                                             -----
                                                                                                             -----

SEE ACCOMPANYING NOTES.

                             NOTES TO BALANCE SHEET

1.  FORMATION AND BASIS OF PRESENTATION
    Environmental Purification Industries, Inc. (the "Company"), a wholly-owned subsidiary of Meridian National Corporation ("Meridian"), was incorporated in Delaware on February 26, 1996 and was organized for the purpose of becoming the parent company of certain wholly-owned subsidiaries of Meridian in anticipation of a public offering of common stock.

2.  NOTE PAYABLE TO BANK
    On February 29, 1996 the Company entered into an agreement with a bank to borrow $300,000 to pay costs related to the proposed public offering. Borrowings, which occurred on March 8, 1996, bear interest at the bank's prime rate plus 1 1/2% and are due on July 31, 1996. Meridian co-signed the note with the Company.

                         REPORT OF INDEPENDENT AUDITORS

The Boards of Directors
National Purification, Inc.
MEPI Corp.

We have audited the combined balance sheets of EPI (see Note 1) as of February 29, 1996 and February 28, 1995, and the related combined statements of operations, net capital deficiency and cash flows for each of the three years in the period ended February 29, 1996. These financial statements are the responsibility of the companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of EPI at February 29, 1996 and February 28, 1995, and the combined results of their operations and their cash flows for each of the three years in the period ended February 29, 1996, in conformity with generally accepted accounting principles.

                                                   ERNST & YOUNG LLP

Toledo, Ohio
April 26, 1996

                                      EPI
                            COMBINED BALANCE SHEETS

                                                                                      FEBRUARY 29,   FEBRUARY 28,
                                                                                          1996           1995
                                                                                      -------------  -------------
                                                      ASSETS
Current assets:
  Cash and cash equivalents.........................................................  $      26,014  $       6,936
  Accounts receivable...............................................................        525,081        595,855
  Other current assets..............................................................         56,482         37,079
                                                                                      -------------  -------------
Total current assets................................................................        607,577        639,870

Funds limited as to use, held by trustee............................................        314,270        309,331
Property and equipment, at cost less accumulated depreciation and amortization......      1,650,415      1,754,582
Other assets........................................................................        393,446        245,780
                                                                                      -------------  -------------
Total assets........................................................................  $   2,965,708  $   2,949,563
                                                                                      -------------  -------------
                                                                                      -------------  -------------
                                      LIABILITIES AND NET CAPITAL DEFICIENCY
Current liabilities:
  Accounts payable..................................................................  $     394,363  $     197,054
  Other accrued liabilities.........................................................         86,219         64,586
  Advances from parent company......................................................      2,672,929      2,448,752
  Long-term debt due within one year................................................        315,750        294,595
                                                                                      -------------  -------------
Total current liabilities...........................................................      3,469,261      3,004,987
Long-term debt......................................................................      2,036,847      2,345,334
Commitments and contingencies
Net capital deficiency:
  Common Stock:
    NPI -- $1 stated value; 750 shares authorized; 100 shares issued and
     outstanding....................................................................            100            100
    MEPI -- $100 stated value; 750 shares authorized; 5 shares issued and
     outstanding....................................................................            500            500
  Deficit...........................................................................     (2,541,000)    (2,401,358)
                                                                                      -------------  -------------
Total net capital deficiency........................................................     (2,540,400)    (2,400,758)
                                                                                      -------------  -------------
Total liabilities and net capital deficiency........................................  $   2,965,708  $   2,949,563
                                                                                      -------------  -------------
                                                                                      -------------  -------------

SEE ACCOMPANYING NOTES.

                                      EPI
                       COMBINED STATEMENTS OF OPERATIONS

                                                                           YEAR ENDED     YEAR ENDED FEBRUARY 28
                                                                          FEBRUARY 29,  --------------------------
                                                                              1996          1995          1994
                                                                          ------------  ------------  ------------
Net sales...............................................................  $  3,533,514  $  3,459,107  $  2,530,066
Operating costs and expenses:
  Costs of operations...................................................     2,196,322     2,023,815     1,496,040
  Selling, general and administrative...................................     1,045,036       941,812       851,546
                                                                          ------------  ------------  ------------
                                                                             3,241,358     2,965,627     2,347,586
                                                                          ------------  ------------  ------------
Income from operations..................................................       292,156       493,480       182,480
Other income (expense):
  Interest expense......................................................      (467,983)     (445,903)     (398,911)
  Interest income.......................................................        36,185        30,009        20,192
                                                                          ------------  ------------  ------------
                                                                              (431,798)     (415,894)     (378,719)
                                                                          ------------  ------------  ------------
Net income (loss).......................................................  $   (139,642) $     77,586  $   (196,239)
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

SEE ACCOMPANYING NOTES.

                                      EPI
                 COMBINED STATEMENTS OF NET CAPITAL DEFICIENCY

                                                                           COMMON STOCK
                                                                      ----------------------
                                                                         NPI        MEPI         DEFICIT         TOTAL
                                                                      ---------  -----------  -------------  -------------
Balance at February 28, 1993........................................  $     100   $     500   $  (2,282,705) $  (2,282,105)
  Net loss..........................................................                               (196,239)      (196,239)
                                                                      ---------       -----   -------------  -------------
Balance at February 28, 1994........................................        100         500      (2,478,944)    (2,478,344)
  Net income........................................................                                 77,586         77,586
                                                                      ---------       -----   -------------  -------------
Balance at February 28, 1995........................................        100         500      (2,401,358)    (2,400,758)
  Net loss..........................................................                               (139,642)      (139,642)
                                                                      ---------       -----   -------------  -------------
Balance at February 29, 1996........................................  $     100   $     500   $  (2,541,000) $  (2,540,400)
                                                                      ---------       -----   -------------  -------------
                                                                      ---------       -----   -------------  -------------

SEE ACCOMPANYING NOTES.

                                      EPI
                       COMBINED STATEMENTS OF CASH FLOWS

                                                                             YEAR ENDED    YEAR ENDED FEBRUARY 28
                                                                            FEBRUARY 29,  ------------------------
                                                                                1996         1995         1994
                                                                            ------------  -----------  -----------
OPERATING ACTIVITIES
Net income (loss).........................................................   $ (139,642)  $    77,586  $  (196,239)
Adjustments to reconcile net income (loss) to net cash provided by (used
  in) operating activities:
  Depreciation and amortization...........................................      254,586       257,141      249,580
  Noncash interest expense................................................           --        50,055       33,222
  Equity in earnings of affiliate.........................................           --            --           --
  Changes in operating assets and liabilities:
    Accounts receivable...................................................       70,774      (307,275)      36,061
    Other current assets..................................................      (16,689)       19,242        2,867
    Accounts payable and accrued liabilities..............................       61,446       (97,418)     (37,622)
                                                                            ------------  -----------  -----------
Net cash provided by (used in) operating activities.......................      230,475          (669)      87,869
INVESTING ACTIVITIES
Additions to property and equipment.......................................     (140,294)      (63,510)    (114,856)
Increase in funds limited as to use, held by trustee......................       (4,939)       (7,061)      (6,420)
Changes in other assets...................................................       (3,009)     (186,899)         266
Advances to affiliate.....................................................           --            --           --
Cash acquired in acquisition of affiliated company........................           --            --           --
                                                                            ------------  -----------  -----------
Net cash used in investing activities.....................................     (148,242)     (257,470)    (121,010)
FINANCING ACTIVITIES
Payments on long-term debt................................................     (287,332)     (370,514)    (338,966)
Net advances from parent company..........................................      224,177       569,333      249,450
Proceeds from long-term borrowings........................................           --            --      251,895
Decrease in notes payable.................................................           --            --      (95,000)
                                                                            ------------  -----------  -----------
Net cash provided by (used in) financing activities.......................      (63,155)      198,819       67,379
                                                                            ------------  -----------  -----------
Increase (decrease) in cash and cash equivalents..........................       19,078       (59,320)      34,238
Cash and cash equivalents at beginning of period..........................        6,936        66,256       32,018
                                                                            ------------  -----------  -----------
Cash and cash equivalents at end of period................................   $   26,014   $     6,936  $    66,256
                                                                            ------------  -----------  -----------
                                                                            ------------  -----------  -----------

SEE ACCOMPANYING NOTES.

                                      EPI
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION AND OPERATIONS
    The accompanying combined financial statements include the accounts of National Purification, Inc. ("NPI"), MEPI Corp. ("MEPI") and Environmental Purification Industries Company ("EPIC"), an Ohio general partnership whose sole general partners are NPI and MEPI. NPI and MEPI are wholly-owned subsidiaries of Meridian National Corporation ("Meridian") and are collectively referred to as "EPI". EPI and EPIC are collectively referred to as the "Company." EPIC was formed in September 1989 with two partners: NPI and Haden Purification, Inc. (a wholly-owned subsidiary of Haden, Inc.) ("Haden Purification"). Effective July 1, 1992, MEPI was admitted as a partner and Haden Purification terminated its partnership interest.

    Meridian  is  considering  a  public   offering  of  common  stock  of   its
wholly-owned subsidiary, Environmental Purification Industries, Inc., to which it intends to transfer its ownership interests in EPI.

    The Company operates a paint waste recycling facility. The Company's revenues have increased each year since its inception, and is operating at or near its paint waste capacity. While the Company has had recurring losses, the amounts of such losses have decreased significantly. Operating cash flows are expected to be sufficient to cover debt service and anticipated capital expenditure requirements; however, unless the proposed public offering is completed, the Company may continue to rely on Meridian for financial support. Meridian does not intend to continue to provide financial support to the Company if the proposed public offering is successfully completed.

    Meridian provides certain services to the Company, including compensation and benefits administration, payroll processing, use of certain general accounting systems and income tax compliance. Meridian allocates costs to the Company on the basis of specific services provided. In the opinion of management, such allocations do not materially differ from the actual costs which would have been incurred had the Company not received such services from Meridian.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

AMORTIZATION

    Deferred financing costs are being amortized over the term of the loan based on the straight-line method.

PROPERTY AND EQUIPMENT

    Depreciation and amortization are provided over the estimated useful lives of the various classes of assets using the straight-line method, based on the following estimated useful lives:

Machinery and equipment...........................................   10 years
Land improvements.................................................   15 years
Buildings and building improvements...............................   40 years
Office furniture and equipment....................................    5 years

                                      EPI
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
FAIR VALUE OF FINANCIAL INSTRUMENTS

    Based on the Company's financial condition, the collateral securing its outstanding long-term debt and the frequently redetermined interest rates associated with advances from Meridian and with certain long-term debt, the Company estimates that the fair values of its debt obligations do not materially differ from the carrying values.

INCOME TAXES

    For federal and state income tax purposes, the taxable income or loss of the companies are included in consolidated income tax returns of Meridian and income taxes are allocated to the companies on a basis consistent with separate returns. Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

3.  CONCENTRATION OF CREDIT RISK
    Accounts receivable as of February 29, 1996 and February 28, 1995 are principally due from companies which operate in the automotive industries and which are principally located in the midwestern region of the United States. For the year ended February 29, 1996, sales to two customers represented an aggregate of 27% of net sales. Credit is extended based on an evaluation of credit reports and payment practices. Collateral or letters of credit are not required. Credit losses are provided for in the financial statements and consistently have been within management's expectations.

4.  FUNDS LIMITED AS TO USE, HELD BY TRUSTEE
    A primary reserve fund was established pursuant to the terms of the loan agreement between the Company and the Toledo-Lucas County (Ohio) Port Authority (the "Port Authority") (see Note 7). Additionally, the Company has established a closure fund as required under regulations issued by the U.S. Environmental Protection Agency (the "U.S. EPA"). The fund balances are as follows:

                                                                    FEBRUARY 29,  FEBRUARY 28,
                                                                        1996          1995
                                                                    ------------  ------------
Primary reserve...................................................   $  297,328    $  296,557
Closure...........................................................       16,942        12,774
                                                                    ------------  ------------
                                                                     $  314,270    $  309,331
                                                                    ------------  ------------
                                                                    ------------  ------------

    The trustee may use funds from the primary reserve fund to meet debt service requirements under certain circumstances. The trustee, at the direction of the U.S. EPA, would use the funds from the closure fund to pay costs of closure or post-closure care of the Company's paint waste recycling facility.

    These funds are held by a trustee, are valued at cost which approximates market and consist of the following:

                                                                    FEBRUARY 29,  FEBRUARY 28,
                                                                        1996          1995
                                                                    ------------  ------------
U.S. Government securities........................................   $  561,706    $  563,888
Pooled U.S. Government obligation funds...........................        1,016        13,700
Other.............................................................       38,798        18,993
Amount assigned to former partner.................................     (287,250)     (287,250)
                                                                    ------------  ------------
                                                                     $  314,270    $  309,331
                                                                    ------------  ------------
                                                                    ------------  ------------

                                      EPI
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5.  PROPERTY AND EQUIPMENT
    Property and equipment consists of the following:

                                                                                                                   FEBRUARY 28,
                                                                                               FEBRUARY 29,   ----------------------
                                                                                                   1996          1995        1994
                                                                                               ------------   ----------  ----------
Machinery and equipment......................................................................   $ 2,916,383   $2,822,627  $2,803,890
Land and land improvements...................................................................       119,825      119,825     119,825
Building and building improvements...........................................................       306,400      306,400     282,000
Office furniture and equipment...............................................................        50,115       46,340      36,468
Construction in progress.....................................................................        71,568       32,250      32,250
                                                                                               ------------   ----------  ----------
                                                                                                  3,464,291    3,327,442   3,274,433
Less accumulated depreciation and amortization...............................................     1,813,876    1,572,860   1,334,138
                                                                                               ------------   ----------  ----------
Net property and equipment...................................................................   $ 1,650,415   $1,754,582  $1,940,295
                                                                                               ------------   ----------  ----------
                                                                                               ------------   ----------  ----------

6.  ADVANCES FROM PARENT COMPANY
    Meridian  provides  funding   to  the  Company.   Interest  is  charged   on
intercompany advances and outstanding borrowings at 1% over the prime rate and amounted to $224,000, $187,000 and $127,000 in 1996, 1995 and 1994,
respectively.

7.  LONG-TERM DEBT
    Long-term debt consists of the following:

                                                                                                        FEBRUARY 29,   FEBRUARY 28,
                                                                                                            1996           1995
                                                                                                        ------------   ------------
8 1/2% mortgage note payable to trustee bank, due in monthly installments, including interest, of
  approximately $36,500 until final maturity in November 2000.........................................   $ 1,651,875    $ 1,925,625
Note payable to former partner (Haden Purification), due in monthly installments commencing July 1,
  1994 based on the volume of paint waste recycled by the Company, with interest (9.25% at February
  29, 1996) at 1% over prime..........................................................................       700,722        713,459
Other.................................................................................................            --            845
                                                                                                        ------------   ------------
                                                                                                           2,352,597      2,639,929
Less amounts due in one year..........................................................................       315,750        294,595
                                                                                                        ------------   ------------
                                                                                                         $ 2,036,847    $ 2,345,334
                                                                                                        ------------   ------------
                                                                                                        ------------   ------------

    The mortgage note payable to trustee bank was incurred in connection with development revenue bonds issued by the Port Authority. The note is secured by substantially all property and equipment of EPIC, which has a net book value of $1,650,000 at February 29, 1996. The Company is required to pay fees to the Port Authority and to the trustee bank aggregating 0.435% per annum based on the outstanding principal balance.

    Haden Purification assumed 50% of the remaining principal, interest and fee payments due under the mortgage note and was assigned 50% of the amount held in trust to meet future debt service requirements. The $1,651,875 due under the mortgage note excludes the amount assumed by Haden Purification. Should Haden Purification be unable to meet its assumed obligations, the Company would be required to pay such obligations. The balance of the note not assumed by Haden Purification has been guaranteed by Meridian.

                                      EPI
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

7.  LONG-TERM DEBT -- (CONTINUED)
    Accrued but unpaid interest under the note payable to Haden Purification through June 30, 1994 was added to the principal balance outstanding and bears interest. At June 30, 1994 and 1993, $50,055 and $33,222, respectively, of accrued but unpaid interest was added to the principal balance. In addition to monthly payments, the Company is required to make quarterly installments based on a percentage of its net cash flow for the quarter as outlined in the loan agreement. The partnership interests in EPIC are pledged as security for the note payable to Haden Purification.

    Maturities of long-term debt in each of the five years subsequent to February 29, 1996 are approximately as follows: 1997 -- $316,000; 1998 -- $320,000; 1999 -- $346,000; 2000 -- $377,000; 2001 -- $410,000.

8.  COMMITMENTS AND CONTINGENCIES
    The Company has entered into a license agreement with Aster, Inc. ("Aster") whereby Aster has granted the Company the exclusive right, except in Mexico, to use certain patented processes and technology in the Company's paint recycling process. The Company has agreed to pay Aster royalties and other fees for ongoing work performed by Aster to commercialize and to continue to refine the processes, formulae and technology. Minimum monthly payments required under the agreement are $20,000.

    As part of the agreement, the Company agreed to fund an $80,000 settlement between Aster and a third party under which the third party will relinquish all rights to Aster technology. Settlement payments, which have been guaranteed by Meridian, due subsequent to February 29, 1996 are as follows: $30,000 on March 1, 1996 and $40,000 on March 1, 1997.

    The Company has begun planning for the construction of facilities which will utilize the Aster technology. Planned expenditures for property and equipment amount to approximately $2,200,000, of which $594,000 was committed as of April 26, 1996.

    Haden Purification is entitled to receive 10% of the proceeds realized by EPI or Meridian from any sale, refinancing or similar transactions relative to EPI's interests in EPIC. The agreement specifically permits, without payment to Haden Purification, the repayment of certain loans or distribution of profits to EPI or Meridian from the ordinary business operations of the Company. Management believes the likelihood of any such distribution to Haden Purification is remote. Accordingly, no liability for the contingent interest of Haden Purification has been recorded in the Company's combined balance sheet.

9.  RELATED PARTY TRANSACTIONS
    Meridian provides management services to the Company. Such services include compensation and benefits administration, payroll processing, use of certain general accounting systems, income tax compliance, and treasury services. Charges for such services and any other costs not otherwise allocated were approximately $22,200, $22,600 and $19,900 in 1996, 1995 and 1994, respectively.

10. INCOME TAXES
    The Company has allocated net operating loss carryforwards for federal tax purposes of approximately $2,288,000 available for the reduction of future federal income tax. Net operating loss carryforwards begin expiring in fiscal 2005.

                                      EPI
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

10. INCOME TAXES -- (CONTINUED)
    A reconciliation of the provision for income taxes based on the statutory U.S. federal tax rate of 34% to the combined provision for income taxes is as follows:

                                                                                 1996        1995         1994
                                                                              ----------  -----------  -----------
Tax (benefit) based on statutory U.S. federal income tax rate...............  $  (47,478) $    26,379  $   (66,721)
Effects of use of losses by consolidated group..............................       4,282      179,752      234,188
State deferred taxes........................................................      (7,000)      38,000       30,000
Change in valuation allowance...............................................      47,000     (250,000)    (200,000)
Other.......................................................................       3,196        5,869        2,533
                                                                              ----------  -----------  -----------
Combined provision for income taxes.........................................  $       --  $        --  $        --
                                                                              ----------  -----------  -----------
                                                                              ----------  -----------  -----------

    Significant components of deferred tax assets are as follows:

                                                                              1996         1995          1994
                                                                           -----------  -----------  -------------
Deferred tax assets:
  Allocated net operating loss carryforwards.............................  $   915,000  $   715,000  $     790,000
  Property and equipment.................................................       58,000      191,000        333,000
  Other..................................................................       11,000       31,000         64,000
                                                                           -----------  -----------  -------------
Total deferred tax assets................................................      984,000      937,000      1,187,000

Valuation allowance......................................................     (984,000)    (937,000)    (1,187,000)
                                                                           -----------  -----------  -------------
Net deferred tax assets..................................................  $        --  $        --  $          --
                                                                           -----------  -----------  -------------
                                                                           -----------  -----------  -------------

    The change in the valuation allowance equals the change in net deferred tax assets. There are no deferred tax liabilities.

11. SUBSEQUENT EVENTS (UNAUDITED)
    A Registration Statement is proposed to be filed in July 1996 registering the common shares of Environmental Purification Industries, Inc. for sale to the public. NPI and MEPI will become, prior to the effective date of the Registration Statement, wholly-owned subsidiaries of Environmental Purification Industries, Inc.

    The Company has executed an agreement (the "Compromise Agreement") to repay the note payable to Haden Purification. The terms of the Compromise Agreement include, among other things, settlement of the note payable in exchange for a $350,000 payment. Additionally, the Company is required to pay, through June 1998, Haden Environmental Corporation, an affiliate of Haden Purification, a throughput charge of $10 per cubic yard of paint waste processed through the DryPure System-TM-. The throughput charges are estimated to aggregate $170,000.

- -------------------------------------------
                                     -------------------------------------------
- -------------------------------------------
                                     -------------------------------------------

    NO UNDERWRITER, DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THIS OFFERING, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THERE HAS NOT BEEN ANY CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT
CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY, OR AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.
                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
Prospectus Summary.............................           3
Risk Factors...................................           7
Use of Proceeds................................          14
Dividend Policy................................          15
Capitalization.................................          16
Dilution.......................................          17
Selected Combined Financial Data...............          18
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations....................................          19
Business.......................................          22
Management.....................................          31
Principal Stockholders.........................          37
Relationships Between the Company and
 Meridian......................................          39
Description of Securities......................          40
Certain Federal Income Tax Considerations......          43
Shares Eligible for Future Sale................          44
Underwriting...................................          44
Legal Matters..................................          46
Experts........................................          46
Additional Information.........................          46
Index to Financial Statements..................         F-1

                            ------------------------

    UNTIL               , 1996 (25 DAYS AFTER  THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                 ENVIRONMENTAL
                                  PURIFICATION
                                INDUSTRIES, INC.

                              1,200,000 SHARES OF
                                  COMMON STOCK
                                      AND
                               1,200,000 WARRANTS

                           -------------------------

                              P R O S P E C T U S

                           -------------------------

                           RICKEL & ASSOCIATES, INC.

                                         , 1996

- -------------------------------------------
                                     -------------------------------------------
- -------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The estimated expenses payable by the Company in connection with the registration of the Common Stock and Warrants offered hereby, other than underwriting discounts and commissions, are as follows:

SEC Registration Fee..................................................  $   5,270
Boston Stock Exchange Filing Fee......................................
NASD Filing Fee.......................................................      2,027
Nasdaq Filing Fee.....................................................
Printing and Engraving Expenses.......................................
Legal Fees and Expenses...............................................
Underwriter's Nonaccountable Expense Allowance........................    201,600
Underwriter's Consulting Fee..........................................     75,000
Accounting Fees and Expenses..........................................
"Blue Sky" Fees and Expenses..........................................
Transfer Agent, Warrant Agent and Registrar Fees......................
Miscellaneous.........................................................
                                                                        ---------
      Total...........................................................  $
                                                                        ---------
                                                                        ---------

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company's Restated Certificate of Incorporation contains a provision requiring indemnification of directors and officers to the fullest extent authorized by Delaware Law. The Delaware Law permits a corporation to indemnify its directors and officers (among others) against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought (or threatened to be brought) by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, I.E., one by or in the right of the corporation,  indemnification  may be  made  for expenses  (including attorneys'
fees) actually and reasonably incurred by directors and officers in connection with the defense or settlement of such action if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person has been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. The Delaware Law further provides that, to the extent any director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this paragraph, or in defense of any claim issue or matter therein, such person will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. In addition, the Company's Restated Certificate of Incorporation contains a provision eliminating the personal liability of the Company's directors for monetary damages for certain breaches of their fiduciary duty.

    The Company maintains directors' and officers' liability insurance covering certain liabilities that may be incurred by the directors and officers of the Company in connection with the performance of their duties.

    Reference is made to Section 10 of the proposed form of Underwriting Agreement between the Company and the Underwriter, filed as Exhibit 1.1 hereto, for a description of the indemnification arrangements with respect to this Offering.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    Except as described in this Item, no securities of the Company have been sold by the Company within the past three years without registration under the Securities Act of 1933, as amended (the "Securities Act"). In the past three years, the Company has made the following sale of unregistered securities, which was exempt from the registration requirements of the Securities Act:

    In connection with the formation of the Company in 1996, an aggregate of 1,200,000 shares of the Company's Common Stock were issued to Meridian National Corporation.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    A.  EXHIBITS

     *1.1  Form of Underwriting Agreement.
      1.2  Form of Underwriter Consulting Agreement.
     *3.1  Certificate of Incorporation of the Company, dated February 26, 1996.
     *3.2  Form of Restated Certificate of Incorporation of the Company.
     *3.3  By-laws of the Company.
     *4.1  Specimen Stock Certificate.
      4.2  Form of Warrant Agent Agreement (including Form of Redeemable Warrant).
      4.3  Proposed Form of Underwriter's Warrant.
      5.1  Opinion of Benesch, Friedlander, Coplan & Aronoff P.L.L.
    *10.1  Lease  dated  March 1,  1996 between  EPIC,  as tenant,  and Chicago  Investors, as landlord.
    *10.2  Sublease dated March  1, 1996 between  EPIC, as subtenant,  and Ottawa River  Steel
            Co., as sublandlord.
    *10.3  Form of Tax Sharing Agreement between the Company and Meridian.
    *10.4  Form of Registration Rights Agreement between the Company and Meridian.
    *10.5  Form of Transitional Agreement between the Company and Meridian.
    *10.6  Form of 1996 Non-Qualified and Incentive Stock Option Plan.
    *10.7  Form of 1996 Non-Employee Directors' Stock Option Plan.
    *10.8  License  Agreement dated  September 7,  1995 between  Aster and  EPIC and amendment dated September 7, 1995.
     10.9  Employment Agreement dated July  , 1996 between Bruce F. Maison and the Company.
   *10.10  Loan Agreement  dated as  of December  15, 1989  between Toledo-Lucas  County  Port
            Authority and EPIC.
   *10.11  Open-End Mortgage and Security Agreement dated as of December 15, 1989 from EPIC to
            Society Bank & Trust, as Trustee.
    10.12  Compromise  Agreement dated  as of  June 28,  1996 among  Haden MacLellan Holdings,
            PLC., Haden, Inc., Haden Environmental,  Haden Purification, Meridian, NPI,  MEPI,
            EPIC and the Company.
   *10.13  $300,000  Term Note Payable dated February 29,  1996 by the Company and Meridian in favor of National Canada Finance Corp., as amended.
    10.14  $350,000 Term Note Payable  dated           , 1996 by  the Company and Meridian  in
            favor of National Canada Finance Corp.
    *21.1  List of Subsidiaries.
    *23.1  Consent of Ernst & Young LLP.

     23.2  Consent of Benesch, Friedlander, Coplan & Aronoff P.L.L. (included in their opinion filed as Exhibit 5.1 to this Registration Statement).
    *24.1  Power  of  Attorney  is  set  forth on  the  signature  page  of  this Registration
            Statement.
    *27.1  Financial Data Schedule

- --------------
 *  Filed herewith.

    B.  FINANCIAL STATEMENT SCHEDULES

    All schedules required pursuant to the requirements of Item 16(b) are omitted because they are not applicable, not material, not required or the required information is included in the applicable financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS.

    The undersigned Company hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

           (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii)
               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) To provide  to  the  underwriter  at the  closing  specified  in  the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

       (5) That for the purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1), or (4) or 497(h) under the Securities Act shall be deemed as a part of this registration statement as of the time it was declared effective.

       (6) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio on July 8, 1996.

                                          ENVIRONMENTAL PURIFICATION
                                          INDUSTRIES, INC.

                                          By:         /s/ BRUCE F. MAISON

                                             -----------------------------------
                                                       Bruce F. Maison
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce F. Maison and Real P. Remillard, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration
Statement on Form S-1, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                   SIGNATURE                                       TITLE                            DATE
- ------------------------------------------------  ---------------------------------------  ----------------------

              /s/ BRUCE F. MAISON                 President, Chief Executive Officer and
     --------------------------------------        Director                                     July 8, 1996
                Bruce F. Maison

             /s/ REAL P. REMILLARD                Chief Financial Officer, Secretary and
     --------------------------------------        Director                                     July 8, 1996
               Real P. Remillard

             /s/ WILLIAM D. FENIGER               Chairman of the Board and Director
     --------------------------------------                                                     July 8, 1996
               William D. Feniger

              /s/ CHARLES E. CRAIG                Director
     --------------------------------------                                                     July 8, 1996
                Charles E. Craig

             /s/ WAYNE GARDENSWARTZ               Director
     --------------------------------------                                                     July 8, 1996
               Wayne Gardenswartz

              /s/ ROBERT L. HINKLE                Director
     --------------------------------------                                                     July 8, 1996
                Robert L. Hinkle